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                                                                 EXECUTION COPY




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                            ASSET PURCHASE AGREEMENT

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                                 BY AND BETWEEN


                           MANHATTAN ASSOCIATES, INC.

                                      AND

                              LOGISTICS.COM, INC.

                            DATED DECEMBER 13, 2002


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                               TABLE OF CONTENTS


                                                                                                            Page
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
ARTICLE I. CLOSING............................................................................................1
         1.1        Closing...................................................................................1
ARTICLE II. PURCHASE AND SALE.................................................................................1
         2.1        Purchased Assets and Excluded Assets......................................................1
                  2.1.1.   Purchased Assets...................................................................1
                  2.1.2.   Excluded Assets....................................................................3
         2.2        Purchase Price............................................................................4
         2.3        Down Payment and Working Capital Funding..................................................4
         2.4        No Liability for Stockholder Notes........................................................5
         2.5        Potential Post-Closing Purchase Price Adjustment..........................................5
         2.6        Purchase Price Allocation.................................................................5
ARTICLE III. LIABILITIES AND OBLIGATIONS......................................................................6
         3.1        Obligations Assumed.......................................................................6
         3.2        Liabilities and Obligations Not Assumed...................................................7
                  3.2.1.   Generally..........................................................................7
                  3.2.2    Specifically.......................................................................7
ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF SELLER..........................................................8
         4.1        Organization and Qualification............................................................8
         4.2        Certificate of Incorporation and Bylaws...................................................9
         4.3        Authority Relative to This Agreement......................................................9
         4.4        No Conflict; Required Filings and Consents................................................9
         4.5        Permits; Compliance with Laws............................................................10
         4.6        Financial Statements.....................................................................10
         4.7        Absence of Certain Changes or Events.....................................................11
         4.8        Employee Benefit Plans; Labor Matters....................................................12
         4.9        Contracts................................................................................13
         4.10       Litigation...............................................................................14
         4.11       Environmental Matters....................................................................15
         4.12       Intellectual Property....................................................................15
         4.13       Taxes....................................................................................16
         4.14       Insurance................................................................................17
         4.15       Properties...............................................................................17
         4.16       Brokers..................................................................................17
         4.17       Certain Business Practices...............................................................17
         4.18       Business Activity Restriction............................................................18
         4.19       Export Control Laws......................................................................18
         4.20       Interested Party Transactions............................................................18
         4.21       Accounts Receivable......................................................................18
         4.22       Customers and Suppliers..................................................................18
         4.23       Non-Audit Activities.....................................................................18
         4.24       Employee Complaints......................................................................19
         4.25       Disclosure Controls......................................................................19
         4.26       Business Information.....................................................................19
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
         4.27       No Other Representations or Warranties...................................................19
ARTICLE V. REPRESENTATIONS AND WARRANTIES OF BUYER...........................................................20
         5.1        Organization; Good Standing..............................................................20
         5.2        Articles of Incorporation and Bylaws.....................................................20
         5.3        Authority Relative to This Agreement.....................................................20
         5.4        No Conflict; Required Filings and Consents...............................................20
         5.5        Brokers..................................................................................21
         5.6        Sufficient Funds.........................................................................21
ARTICLE VI. COVENANTS........................................................................................21
         6.1        Employees of the Business................................................................21
                  6.1.1    Hiring Employees..................................................................21
                  6.1.2    Medical and Dental Payments.......................................................21
                  6.1.3    Severance Pay and Outplacement Services...........................................21
                  6.1.4    Accrued Vacation & Sick Pay for Retained Employees................................22
                  6.1.5    401(k) Plan.......................................................................22
                  6.1.6    Service Credit....................................................................22
                  6.1.7    No Third-Party Beneficiaries......................................................22
                  6.1.8    Benefits..........................................................................23
                  6.1.9    No Employee Plan Liability........................................................23
         6.2        Consents; Failure to Obtain Consents.....................................................23
         6.3        Further Assurance........................................................................23
         6.4        Tax Returns..............................................................................24
         6.5        Proration................................................................................24
         6.6        Transition Cooperation; Mail Received After Closing......................................24
         6.7        Access to Books and Records..............................................................24
         6.8        Confidentiality..........................................................................24
         6.9        Public Announcements.....................................................................25
         6.10       Sales and Transfer Tax Expenses..........................................................25
         6.11       Change of Name...........................................................................25
         6.12       Exclusivity..............................................................................25
         6.13       Conduct of the Business..................................................................26
         6.14       Marketing Representative Agreement.......................................................26
ARTICLE VII. CONDITIONS PRECEDENT; CLOSING DELIVERIES........................................................26
         7.1        Conditions Precedent of Buyer............................................................26
         7.2        Conditions Precedent of Seller...........................................................27
         7.3        Deliveries by Seller.....................................................................27
         7.4        Deliveries by Buyer......................................................................28
ARTICLE VIII. SURVIVAL; INDEMNIFICATION......................................................................28
         8.1        Survival of Representations And Warranties...............................................28
         8.2        Indemnification..........................................................................29
ARTICLE IX. TERMINATION......................................................................................31
         9.1        Termination..............................................................................31
         9.2        Effect of Termination....................................................................31
ARTICLE  X. GENERAL PROVISIONS...............................................................................32
         10.1       Limitation on Seller's Representations...................................................32
         10.2       Schedules and Exhibits...................................................................32
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
         10.3       Notices..................................................................................32
         10.4       Expenses.................................................................................34
         10.5       Severability.............................................................................34
         10.6       Assignment; Binding Effect; Benefit......................................................34
         10.7       Incorporation of Exhibits................................................................34
         10.8       Governing Law............................................................................34
         10.9       Waiver of Jury Trial; Arbitration........................................................34
         10.10      Headings; Interpretation.................................................................35
         10.11      Counterparts.............................................................................35
         10.12      Entire Agreement.........................................................................35
         10.13      No Third-Party Beneficiaries.............................................................35
         10.14      Amendments and Waivers...................................................................35
         10.15      No Rule of Construction..................................................................35
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                             INDEX OF DEFINED TERMS


Defined Term                                                                                  Section
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
Additional Payment.......................................................................     2.2(d)
Agreement................................................................................     Preamble
Allocation...............................................................................     2.6
Assumed Obligations......................................................................     3.1
Balance Sheet Date.......................................................................     4.6(a)(iii)
Break-Up Fee.............................................................................     9.2(b)
Business.................................................................................     Preamble
Buyer....................................................................................     Preamble
Buyer Indemnified Party..................................................................     8.2(a)
Buyer's 401(k) Plan......................................................................     6.1.5
Closing..................................................................................     1.1
Closing Date.............................................................................     1.1
Closing Payment..........................................................................     2.2(a)
Code.....................................................................................     2.6
Confidential Business Information........................................................     6.8
Contracts................................................................................     2.1.1(i)
Down Payment.............................................................................     2.3(a)
Environmental Laws.......................................................................     4.11
ERISA....................................................................................     4.8(a)
ERISA Affiliate..........................................................................     4.8(a)
Escrow Agent.............................................................................     2.2(c)
Escrow Agreement.........................................................................     2.2(c)
Excluded Assets..........................................................................     2.1.2
Excluded Obligations.....................................................................     3.2.2
Exclusivity Period.......................................................................     6.12(a)
Extension Period.........................................................................     2.3(a)
Financial Statements.....................................................................     4.6(a)(iii)
GAAP.....................................................................................     2.6
Hired Employee...........................................................................     6.1.1
ICGC.....................................................................................     3.1(c)
Indemnified Party........................................................................     8.2(d)
Indemnifying Party.......................................................................     8.2(d)
Intellectual Property....................................................................     4.12(a)
Lanigan Employment Agreement.............................................................     2.1.2(f)
Lanigan Note Receivable..................................................................     2.1.2(e)
Licensed Intellectual Property...........................................................     4.12(c)
Loss.....................................................................................     8.2(a)
Material Adverse Effect..................................................................     4.1(a)
Material Contracts.......................................................................     4.9
Named Customers..........................................................................     2.1.1(j)
Non-Assignable Contract..................................................................     6.2
Owned Software...........................................................................     2.1.1(d)


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
Permits..................................................................................     2.1.1(o)
Person...................................................................................     3.2.2(b)
Purchase Price...........................................................................     2.2
Purchased Assets.........................................................................     2.1.1
Rules....................................................................................     10.9(b)
Sabre....................................................................................     2.2(b)
Sabre Note...............................................................................     2.2(b)
Seller...................................................................................     Preamble
Seller Indemnified Party.................................................................     8.2(b)
Seller's 401(k) Plan.....................................................................     6.1.3
September 30 Balance Sheet...............................................................     4.6(a)(iii)
Software Programs........................................................................     4.12(g)
Stockholder Notes........................................................................     2.4
Subsidiary...............................................................................     4.1(b)
Sysco License Condition..................................................................     2.5
Tax......................................................................................     4.13(b)(i)
Tax Return...............................................................................     4.13(b)(ii)
Third-Party Claims.......................................................................     8.2(d)
Transferred Employees....................................................................     6.1.5
Working Capital Payment..................................................................     2.3(b)
Year 2000 Financial Statements...........................................................     4.6(a)(i)
Year-end Financial Statements............................................................     4.6(a)(ii)


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
                            ASSET PURCHASE AGREEMENT

         This Asset Purchase Agreement (this "Agreement") is made as of this 13th day of December, 2002, by and among Manhattan Associates, Inc., a Georgia corporation ("Buyer"), and Logistics.com, Inc., a Delaware corporation ("Seller").

         WHEREAS, on the terms and conditions hereof, Buyer wishes to purchase from Seller and Seller wishes to sell, transfer, assign and deliver to Buyer, substantially all of Seller's assets relating to Seller's business of providing integrated logistics planning and execution solutions for shippers and carriers (the "Business");

         NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements stated herein, and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged conclusively, the parties, intending to be legally bound, agree as follows:

                                   ARTICLE I.
                                    CLOSING

         1.1 Closing. The closing of the purchase and sale contemplated hereby (the "Closing") will take place at the offices of Morris, Manning & Martin, L.L.P., in Atlanta, Georgia with an effective time for purposes hereunder of 5:00 p.m. (Atlanta Time) on December 31, 2002, provided that the fulfillment or waiver (if permissible) by Seller and Buyer of the conditions to Closing set forth in Article VII hereof shall have occurred, or on such other date or at such other time as may be mutually agreed upon by Buyer and Seller (the "Closing Date"). At the Closing, the parties will deliver or cause to be delivered the funds, documents and certificates described in Article VII.

                                  ARTICLE II.
                               PURCHASE AND SALE

         2.1      Purchased Assets and Excluded Assets.

                  2.1.1. Purchased Assets. Subject to the terms and conditions of this Agreement, at the Closing, Seller shall sell, transfer, convey, assign and deliver to Buyer, and Buyer shall purchase from Seller, all of Seller's right, title and interest in and to the assets, properties and rights of the Business listed below, other than the Excluded Assets, as the same shall exist immediately prior to the Closing (collectively, the "Purchased Assets"):

                  (a) to the extent legally transferable, leases of real property used in connection with the Business, including all options to renew or extend the term of any real property leases or to purchase all or any part of such real property;

                  (b) to the extent legally transferable, all leases of personal property used in connection with the Business, including all options to renew or extend the term of such personal property leases or to purchase all or any part of such personal property;


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                  (c) all of the machinery, equipment and vehicles used in
connection with the Business and all assignable warranties of third parties with respect thereto, and further including without limitation such items identified on Schedule 2.1.1(c);

                  (d) all software owned by Seller or under development by Seller (collectively, the "Owned Software") and all data and documentation owned by Seller, including prior versions and releases applicable to any operating environment and in any format related to the Owned Software;

                  (e) all cash and cash equivalents on hand and in banks (excluding the Closing Payment and except as provided in Sections 2.1.2(e) and (g)), certificates of deposit, commercial paper, stocks, bonds and other liquid investments of Seller;

                  (f) all outstanding accounts receivable, whether billed or unbilled as of the Closing Date;

                  (g) all Intellectual Property owned by Seller, all goodwill associated therewith and any other proprietary rights (including moral rights) of Seller in the foregoing, and any copies and tangible embodiments of the foregoing owned by Seller;

                  (h) all marketing material and marketing material templates owned by Seller relating to the Business;

                  (i) all of Seller's rights existing under all supply and distribution agreements and arrangements, sales and purchase agreements and orders, license agreements, consulting agreements, confidentiality and non-disclosure agreements, including without limitation such agreements with current or prior customers and current or prior employees, agents, officers and directors, and under all other contracts, agreements and arrangements relating in all cases to the Business but excluding Lanigan's Employment Agreement (the "Contracts");

                  (j) all lists and records pertaining to the accounts of Seller's customers (the "Named Customers"), suppliers, distributors, personnel and agents and all other books, ledgers, files, documents, correspondence and business records relating to the Business and the Purchased Assets, including without limitation, the equipment maintenance records but, notwithstanding the foregoing, excluding all personnel records and other books, ledgers, files, documents, correspondence and business records that Seller is prohibited by law from transferring;

                  (k) subject to Section 6.6, all rights to receive mail and other communications addressed to Seller and relating to the Named Customers;

                  (l) all goodwill of the Business as a going concern and associated with the items listed above;

                  (m) all prepaid rent, rent deposits and other prepaid expenses of the Business;

                  (n) all of the sales and credit reports, supplier lists, customer lists, distributor lists, bid and quote information, literature, catalogs, brochures, advertising material and the like which are used in or relate to the Business;


                                       2
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                  (o)      to the extent legally transferable, all governmental
licenses, certificates, permits, franchises, approvals, authorizations, exemptions, registrations, and rights ("Permits") of the Business; and

                  (p) except for the Excluded Assets, all other assets, tangible or intangible, of every kind and nature used in connection with the Business or the Purchased Assets including, without limitation, claims, deposits, warranties, guarantees, refunds, causes of action, rights of recovery, rights of set-off and rights of recoupment.

                   Notwithstanding anything to the contrary contained in this Agreement, but subject in all cases to Section 6.8 hereof, Seller may retain copies of any Contract, books, ledgers, files, correspondence and business records or other document or materials of the Business.

                  2.1.2. Excluded Assets. Notwithstanding anything herein to the contrary, the Purchased Assets shall not include, and Buyer will not purchase, and Seller shall retain all of its right, title and interest in and to, the following assets and properties of Seller listed (the "Excluded Assets"):

                  (a) all refunds of Taxes to the extent that the Taxes being refunded were an Excluded Obligation;

                  (b)      all Tax Returns of Seller;

                  (c) any rights or benefits pursuant to any of Seller's insurance policies (intercompany, self-insurance or otherwise) that do not relate to the Purchased Assets or the Business;

                  (d) any causes of action, lawsuits, judgments, claims and demands of any nature arising out of any of the Excluded Assets or Excluded Obligations, whether arising by way of counterclaim or otherwise;

                  (e) the note receivable from John Lanigan in the original principal amount of $500,000 (the "Lanigan Note Receivable") and any cash proceeds paid with respect thereto;

                  (f) the Employment Letter dated August 21, 2001 for John Lanigan and the related Term Sheet and Terms of Employment dated March 6, 2000 for John Lanigan, as amended (collectively, "Lanigan's Employment Agreement");

                  (g) Seller's Master Account, #1892020239, at Comerica Bank, and all cash and cash equivalents deposited therein (plus all interest accrued up until the Closing), but only to the extent that such cash and cash equivalents represent (i) a portion of the Closing Payment, (ii) cash proceeds of the Lanigan Note Receivable, and (iii) any payments pursuant to Section 2.3(a); and

                  (h)      those assets and properties listed on Schedule
2.1.2.


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
         2.2 Purchase Price. In consideration of the sale and transfer by Seller to Buyer of the Purchased Assets, Buyer shall assume the Assumed Obligations pursuant to Section 3.1 and pay and deliver to Seller the purchase price for the Purchased Assets (the "Purchase Price") as follows:

                  (a) At Closing, Buyer shall pay and deliver to Seller a cash payment by wire transfer of same day funds to such account as Seller shall designate by written notice to the Buyer in the aggregate amount of $20,068,055 less the amounts paid, escrowed or retained as provided in Subsections (b), (c) and (d) below, less the Down Payment and any amounts paid by Seller from September 30, 2002 through Closing as severance to John Lanigan or for legal fees or other expenses related to the negotiation, documentation and Closing of the transaction contemplated by this Agreement (the "Closing Payment").

                  (b) At Closing, Buyer shall cause to be paid to Sabre Inc. ("Sabre") the remaining $5,500,000 principal amount of the promissory note (the "Sabre Note") issued by Seller to Sabre, a copy of which is attached hereto as
Exhibit 2.2(b), plus, if the Closing shall have occurred after December 31, 2002 because Seller shall have intentionally caused the Closing hereunder not to have occurred by December 31, 2002, all interest accruing on the Sabre Note from January 1, 2003 through the Closing.

                  (c) At Closing, Buyer shall deposit $1,500,000 with J.P. Morgan Trust Company, N.A., or another escrow agent reasonably acceptable to Seller and Buyer (the "Escrow Agent") pursuant to the Escrow Agreement, the form of which is attached hereto as Exhibit 2.2(c) (the "Escrow Agreement").

                  (d) At Closing, if the Sysco License Condition (as defined in
Section 2.5) has not been satisfied on or prior to the Closing, Buyer shall retain $500,000 (the "Additional Payment") subject to future payment to Seller pursuant to Section 2.5 hereof.

         2.3      Down Payment and Working Capital Funding.

                  (a) On the date of this Agreement, Buyer shall pay to Seller the sum of $2,000,000 (the "Down Payment"), which amount shall be a nonrefundable down payment toward the Purchase Price. If the Closing shall not have occurred under this Agreement by December 31, 2002 (or such later date as the parties may have agreed in writing) or this Agreement is terminated, Seller shall be entitled to retain the Down Payment unless Seller shall have intentionally caused the Closing hereunder not to have occurred by December 31, 2002 (or such later date as the parties may have agreed in writing), in which case Seller shall repay the Down Payment to Buyer. If the Closing shall not have occurred by December 31, 2002 solely as a result of an injunction, judgment, or other order having been issued in any legal action or proceeding instituted by a third party against the Purchased Assets, Seller or Buyer arising by reason of the acquisition of the Purchased Assets pursuant to this Agreement, which restrains, prohibits or invalidates the consummation of the transactions contemplated by this Agreement, the date after which either party may terminate this Agreement pursuant to Section 9.1(b) shall be automatically extended for a period of 180 days (the "Extension Period"), provided, that Buyer timely funds all working capital needs of Seller (including capital expenditures, but excluding any payments as severance to John Lanigan) during the Extension Period. If Buyer does not timely fund all such working capital needs of Seller during the Extension Period as reasonably determined by Seller, Seller shall have the right to terminate this Agreement and retain the Down Payment.

                  (b) On the date of this Agreement, Buyer shall pay to Seller the sum of; $2,000,000 (the "Working Capital Payment") which Seller can use from time to time between the date of this Agreement and the Closing to (i) repay to ICG Holdings Inc. $700,000 (plus accrued interest) in indebtedness borrowed by Seller from ICG Holdings Inc. on November 26, 2002 and December 10, 2002, and/or (ii) fund its working capital needs, including capital expenditures of not more than $250,000 or such higher amount as may be agreed in writing by Buyer, which agreement shall not be unreasonably withheld, but excluding any payments of interest on indebtedness (other than interest accruing on the Sabre Note through December 31, 2002) or any payments as severance to John Lanigan. If the Closing shall occur under this Agreement, the unused portion of the Working Capital Payment shall be part of the Purchased Assets. If the Closing shall not have occurred under this Agreement by December 31, 2002 or this Agreement is terminated and the Break-Up Fee (as defined in Section 9.2(b)) is due and payable to Seller under Section 9.2(b), Seller shall be entitled to retain the unused portion of the Working Capital Payment and apply it against the Break-Up Fee (as defined in Section 9.2(b)). If this Agreement is terminated by Seller pursuant to Section 2.3(a), Seller shall be entitled to retain the unused portion of the Working Capital Payment. Under no circumstances shall Buyer be entitled to the return of the portion of the Working Capital Payment used by Seller in accordance with this Section 2.3(b).

         2.4 No Liability for Stockholder Notes. Seller shall apply the Closing Payment to the payment of principal and accrued interest under the notes (the "Stockholder Notes") issued by Seller to ICG Holdings Inc. and Sands Brothers Venture Capital LLC, copies of which are attached hereto as Exhibit 2.4.

         2.5 Potential Post-Closing Purchase Price Adjustment. If the Sysco License Condition is satisfied after the Closing, Buyer shall pay Seller the Additional Payment as a portion of the Purchase Price. Buyer shall pay such amount to Seller on the date on which the Sysco License Condition is satisfied by wire transfer of same day funds to such account as Seller shall designate in writing to Buyer. The "Sysco License Condition" means either (x) a license with Sysco Corporation that provides for $1,500,000 or more in recognizable (regardless of timing of the recognition) license revenue is included in the Contracts or (y) the execution and delivery by Buyer and Sysco Corporation of
(A) a license with Sysco Corporation that provides for $1,500,000 or more in recognizable (regardless of timing of the recognition) license revenue or (B) an amendment or addendum to an existing license with Sysco Corporation such that the existing license, as amended, provides for $1,500,000 or more in recognizable (regardless of timing of the recognition) license revenue. In the event the Sysco License Condition is not satisfied on or prior to the Closing, Buyer shall use its reasonable best efforts to satisfy the Sysco License Condition as promptly as practicable following the Closing.

         2.6 Purchase Price Allocation. Buyer and Seller agree that the Purchase Price (including any additional consideration paid to Seller pursuant to Section 2.5) shall be allocated among the Purchased Assets, tangible and intangible, on the basis of an allocation (the "Allocation") to be prepared by Buyer and reasonably acceptable to Seller which (i) allocates a portion of the Purchase Price to the fixed assets contained in the Purchased Assets equal to the value of such fixed assets carried on the books of Seller in accordance with generally accepted accounting principles ("GAAP"), consistently applied, at the Closing, and (ii) allocates the remainder of the Purchase Price to intangible assets and goodwill in proportions to be determined by Buyer. Buyer and Seller may agree upon a different allocation of the Purchase Price than set forth above, in which case such different allocation shall be controlling. Buyer shall use its reasonable best efforts to deliver to Seller the final version of the Allocation on or prior to January 15, 2003, and such final version of the Allocation shall become a part of this Agreement for all purposes. Seller and Buyer agree to report, pursuant to
Section 1060 of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (collectively, the "Code"), if and when required, the Allocation of the Purchase Price, as adjusted, among the Purchased Assets in a manner entirely consistent with such Allocation in the preparation and filing of all Tax Returns (including IRS form 8594). Neither Seller nor Buyer will take any action that would call into question the bona fides of such Allocation.

                                  ARTICLE III.
                          LIABILITIES AND OBLIGATIONS

         3.1 Obligations Assumed. As part of the consideration for the Purchased Assets, and subject to Section 3.2, Buyer shall assume the following liabilities and obligations of Seller (the "Assumed Obligations"), which Buyer shall pay, perform, or discharge when due in accordance with their terms, subject to any defenses or claimed offsets asserted in good faith against the obligee to whom such liabilities or obligations are owed:

         (a) all debts, liabilities and obligations that Buyer has assumed or agreed to assume pursuant to this Agreement;

         (b) all of the debts, liabilities and obligations of Seller identified or provided for in the Financial Statements as set forth on Schedule 3.1(b);

         (c) all of the debts, liabilities and obligations of Seller, in accordance with the terms thereof, under or with respect to the Contracts, including, without limitation, those arising in connection with any breach or violation of any Contract by Seller prior to Closing, but excluding any obligations or liabilities arising from or related to (i) the principal amount of the Sabre Note, (ii) the Stockholder Notes, (iii) the Lanigan Employment Agreement, (iv) the Agreement for Services dated April 25, 2002 (the "ICGC Agreement"), between Seller and ICG Commerce, Inc. ("ICGC") (except for the existing engagements thereunder for Novartis Pharmaceuticals entered into on August 8, 2002, Timken Steel entered into on August 8, 2002, and Dole entered into on October 21, 2002) and (v) any contracts or agreements listed on
Schedule 3.1(c);

         (d) all of the debts, liabilities and obligations of Seller for inventory ordered by Seller in the ordinary course of business prior to the Closing Date and delivered to Buyer after the Closing Date;

         (e) all of the debts, liabilities and obligations of Seller which relate to the Purchased Assets or the Business to the extent attributable to occurrences or circumstances arising following the Closing;

         (f) any sales or transfer Taxes that may be due from the sale of the Purchased Assets pursuant to this Agreement, and any recording fees imposed upon the transfer of the Purchased Assets hereunder and the filing of any instruments;

         (g) the following (and no other) liabilities and obligations with respect to employees of Seller hired by Buyer in accordance with in Section 6.1:

                  (1)      liabilities of Seller for wages or salary,

                  (2)      liabilities of Seller for bonuses or commissions,

                  (3) liabilities of Seller for reasonable and customary severance costs (including without limitation as a result of this transaction), it being agreed that one week's pay per year of service, with a minimum payment of two weeks pay and a maximum of six weeks pay is reasonable and customary,

                  (4)      liabilities of Seller for workers' compensation, and

                  (5) liabilities of Seller for sick pay and vacation accruals.

However, notwithstanding the foregoing, in no event shall any such liabilities be assumed by Buyer to the extent that such liabilities arise as a result of any claims by employees of Seller or any ERISA Affiliate (as defined in Section 4.8(a)(i) hereof) of Seller of age, sex, religious, disability, or other unlawful discrimination by Seller or any ERISA Affiliate of Seller.

         (h) any liability or obligation (contingent or otherwise) of Seller arising out of any claim, litigation or proceeding either (i) threatened or pending on or before the Closing Date or (ii) threatened or initiated after the Closing Date to the extent based on or caused by any act or omission occurring, or condition or circumstances existing, prior to the Closing Date, with respect to the Purchased Assets, the Assumed Obligations or the Business;

         (i) any liability for product sold or manufactured by Seller or any service provided by Seller prior to the Closing in connection with the Business, including all product liability and warranty claims and product returns with respect thereto; and

         (j) all accrued interest on the Sabre Note from September 30, 2002 until the Closing, which accrued interest Buyer shall to pay to Sabre at the Closing.

         3.2      Liabilities and Obligations Not Assumed.

                  3.2.1.   Generally. Other than as specifically listed in
Section 3.1 above, Buyer shall assume no liability or obligation whatsoever of Seller.

                  3.2.2 Specifically. Furthermore, except as specifically listed in Section 3.1 above, Buyer expressly disclaims the assumption of, and shall not assume, any liability of any type whatsoever of Seller or in connection with any of Seller's assets or business operations including any liability of Seller that becomes a liability of Buyer under any bulk transfer law of any jurisdiction, under any common law doctrine of de facto merger or successor liability, or otherwise by operation of law, including without limitation the following (the "Excluded Obligations"):

         (a) Taxes. Except as provided in Sections 6.5 and 6.10, any and all tax liabilities accruing on or before the Closing Date in connection with the Business, any Purchased Asset, the Excluded Assets or otherwise, and any and all tax liabilities accruing on or after the Closing Date in connection with the ownership, operation or disposition of any Excluded Assets;

         (b) Environmental. Any and all liabilities of Seller arising at or before Closing from any noncompliance with any Environmental Law (as defined in Section 4.11), and any and all liabilities of Seller in connection with any claim by any person, entity or agency (a "Person") claiming to have suffered any environmental damage or harm of any type, including any actual or alleged damage or harm to groundwater, surface water, well water, ground, soil, or the atmosphere, or otherwise;

         (c) Personnel Related. Any and all employment or personnel-related liabilities not specifically assumed under Sections 3.1 or
6.1 of this Agreement;

         (d) Payables and Debt. Any account payable, indebtedness, letter of credit, guaranty, note or obligation of Seller other than the obligations specifically assumed under Section 3.1; or

         (e) Litigation. Any liability or obligation (contingent or otherwise) of Seller arising out of any claim, litigation or proceeding with respect to the Excluded Assets.

                                  ARTICLE IV.
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         As of the date of this Agreement, Seller represents and warrants to Buyer the following:

         4.1      Organization and Qualification.

         (a) Seller has been duly organized and is validly existing and in good standing under the laws of Delaware and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Seller is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. For purposes of this Agreement, "Material Adverse Effect" means a material adverse effect on the financial condition or results of operations of the Business, taken as a whole, other than with respect to any adverse effects which directly or indirectly result from general economic conditions affecting the Business or the industry in which the Business competes. Seller may, at its option, include in the Schedules to this Agreement or elsewhere, items which would not have a Material Adverse Effect within the meaning of the previous sentence in order to avoid misunderstanding, and such inclusion shall not be deemed to be an acknowledgment by Seller that such items would have a Material Adverse Effect.

         (b) Seller has no Subsidiaries and does not otherwise own or control, directly or indirectly, any equity interest in any corporation, association or other business entity except as set forth on Schedule 4.1. As used herein, "Subsidiary" shall mean any corporation or other entity more than 50% of the stock or other ownership interest of which (measured by virtue of voting rights) is owned by Seller. Seller does not own any equity interest in any partnership or joint venture arrangement or other business entity.

         4.2 Certificate of Incorporation and Bylaws. The copies of Seller's certificate of incorporation and bylaws attached hereto as Exhibit 4.2 are true, complete and correct copies of Seller's current certificate of incorporation and bylaws and are in full force and effect. Seller is not in violation of any of the provisions of its certificate of incorporation or bylaws.

         4.3 Authority Relative to This Agreement. Seller has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Seller are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Seller and, assuming the due authorization, execution and delivery by Buyer, constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to applicable laws of bankruptcy, insolvency or similar laws relating to creditors' rights generally and to general principles of equity (whether applied in a proceeding in law or equity).

         4.4      No Conflict; Required Filings and Consents.

         (a) The execution and delivery of this Agreement by Seller does not, and the performance by Seller of its obligations hereunder will not, assuming that all consents, approvals, authorizations and permits described on Schedule 4.4(a) have been obtained and all filings and notifications described on
Schedule 4.4(a) have been made, (i) conflict with or violate any provision of the certificate of incorporation or bylaws of Seller, (ii) conflict with or violate any law applicable to Seller or by which any property or asset of Seller is bound or affected or (iii) result in any breach of or constitute a default (or an event which with the giving of notice or lapse of time or both could reasonably be expected to become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Seller pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Seller is a party or by which any property or asset of Seller is bound, except, in the case of the foregoing clauses (ii) and (iii), for any such conflict, violation, breach, default, right or lien or other encumbrance which would not, individually or in the aggregate, have a Material Adverse Effect.

         (b) Except as provided on Schedule 4.4(b), the execution and delivery of this Agreement by Seller does not, and the performance by Seller of its obligations hereunder will not, require any consent, approval, authorization or permit of, or filing by Seller with or notification by Seller to, any governmental entity which, if not obtained or made, would, individually or in the aggregate, have a Material Adverse Effect.

         4.5 Permits; Compliance with Laws. Seller is in possession of all Permits necessary for Seller to own, lease and operate its properties or to produce, store, distribute and market its products or otherwise to carry on the Business as it is now being conducted, and, as of the date of this Agreement, none of the Permits has been suspended or cancelled nor is any such suspension or cancellation pending or, to the knowledge of Seller, threatened, except for such Permits for which the failure to possess or the suspension or termination of which would not, individually or in the aggregate, have a Material Adverse Effect. Seller is not in conflict with, or in default or violation of, (i) any law applicable to Seller or by which any property or asset of Seller is bound or affected or (ii) any Permits, except for such conflict, default or violation which would not have a Material Adverse Effect. Seller has not received from any governmental entity any written notification with respect to possible conflicts, defaults or violations of laws.

         4.6      Financial Statements.

         (a) Seller has delivered to Buyer true, complete and correct copies of the following financial statements:

                  (i) audited statements of income, cash flows and stockholders' equity of Seller for the fiscal year ended December 31, 2000, and an audited balance sheet of Seller as at December 31, 2000, together with the related notes and schedules, if any (such audited balance sheet, statements of income, cash flows and stockholders' equity and the related notes and schedules are referred to herein as the "Year 2000 Financial Statements");

                  (ii) unaudited statements of income, cash flows and stockholders' equity of Seller for the fiscal year ended December 31, 2001 and an unaudited balance sheet of Seller as at December 31, 2001 (such balance sheet, statements of income, cash flows and stockholders' equity are referred to herein, together with the Year 2000 Financial Statements, as the "Year-end Financial Statements"); and

                  (iii) unaudited statements of income, cash flows and stockholders' equity of Seller for the nine-month period ended September 30, 2002 and an unaudited balance sheet (the "September 30 Balance Sheet") of Seller as of September 30, 2002 (the "Balance Sheet Date") (such balance sheet, statements of income, cash flows and stockholders' equity are referred to herein, together with the Year-end Financial Statements, as the "Financial Statements").

         (b) Except as set forth on Schedule 4.6(b) or on the September 30 Balance Sheet, Seller has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that is, in the aggregate, material to the Business and that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with GAAP, except for immaterial liabilities or obligations incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date and except for liabilities and obligations arising under the terms of Contracts not yet required to be performed. All reserves established by Seller and set forth in the Financial Statements are in accordance with GAAP, consistently applied. On the Balance Sheet Date, there were no material loss contingencies (as such term is used in Statement of

Financial Accounting Standard No. 5) that are not adequately provided for in the September 30 Balance Sheet.

         4.7 Absence of Certain Changes or Events. Except as set forth on
Schedule 4.7, since the Balance Sheet Date, Seller has conducted its businesses only in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, except as set forth on Schedule 4.7, since the Balance Sheet Date:

         (a)      There has been no Material Adverse Effect;

         (b) Neither the business, properties nor assets of Seller have suffered a loss (whether or not covered by insurance), as the result of fire, explosion, earthquake, accident, labor trouble, condemnation or taking of property by any governmental entity, flood, windstorm, pestilence, embargo, riot, act of God or the public enemy, any other casualty or similar event or any other cause, which loss has, will have or could reasonably be expected to have a Material Adverse Effect;

         (c) Seller has not declared or paid any dividend or other distribution (whether in cash, stock, or property or any combination thereof) in respect of any capital stock of Seller;

         (d) Seller has not purchased, redeemed or otherwise acquired (or committed itself to purchase, redeem or acquire), directly or indirectly, any capital stock or other security of Seller;

         (e) Seller has not made any acquisition of all or any part of the assets, properties, capital stock or business of any other entity, other than inventory, equipment and supplies acquired in the ordinary course of business consistent with past practice;

         (f) Seller has not, except in the ordinary course of business consistent with past practice, sold or otherwise disposed of any material assets of Seller;

         (g) Seller has not sold, assigned, transferred, conveyed or licensed, or committed itself to sell, assign, transfer, convey or license, any Intellectual Property (as defined in Section 4.12), other than in the ordinary course of business;

         (h) Seller has not waived or released any right or claim of material value to its business, including any write-off or other compromise of any material account receivable of Seller;

         (i) Seller has not paid, directly or indirectly, any of its material liabilities before the same became due in accordance with its terms or otherwise than in the ordinary course of business consistent with past practice;

         (j) Seller has not made any payment or commitment to pay any severance or termination pay to any employee of Seller;

         (k) Seller has not made any wage or salary increase or bonus, or increase in any other direct or indirect compensation for or to any employee, officer, director, consultant, agent or other representative, other than to non-officers or non-director employees, consultants, agents or other representatives in the ordinary course of business consistent with past practices;

         (l) Seller has not made any loan or advance to any of its equity owners, officers, directors, employees, consultants, agents or other representatives (other than travel advances made in the ordinary course of business), or made any other loan or advance otherwise than in the ordinary course of business consistent with past practice;

         (m) Seller has not pledged or otherwise, voluntarily or involuntarily, encumbered any of its assets or properties, except for liens for current taxes which are not yet delinquent or which are being contested in good faith and purchase-money liens arising out of the purchase or sale of products made in the ordinary and usual course of business and in any event not in excess of $25,000 for any single item or $100,000 in the aggregate;

         (n) Seller has not materially changed any of its accounting methods, principles, procedures or practices;

         (o) Seller has not materially changed any of its business policies or practices, including advertising, marketing, pricing, purchasing, personnel, sales or budget policies; and

         (p) Seller has not entered into any agreement to do any of the foregoing.

         4.8      Employee Benefit Plans; Labor Matters.

         (a) (i) No Purchased Asset is subject to any lien, restriction or other adverse right relating to any "employee benefit plan" (as such term is defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) that would affect in any manner whatsoever Buyer's right, title and interest in, or Buyer's right to use or enjoy (free and clear of any lien or restriction), any Purchased Assets, any Assumed Obligation or any aspect of the Business. "ERISA Affiliate" means each trade or business (whether or not incorporated) which together with Seller is, or at any time for which any relevant statute of limitations remains open was, treated as a single employer pursuant to sections 414(b), (c), (m) or (o) of the Code.

                  (ii) Neither Seller nor any ERISA Affiliate has maintained, contributed to, or incurred any liability or obligation with respect to, any employee pension benefit plan subject to Title IV of ERISA or section 412 of the Code, including any "multi-employer plan" (as defined in ERISA), nor to any "multiple employer welfare arrangement" (as defined in ERISA) that could reasonably be expected by reason of the transactions contemplated by this Agreement to become a liability of Buyer or to attach to any asset to be acquired by Buyer hereunder.

                  (iii) With respect to the Seller's 401(k) Plan described in
Section 6.1.5 hereof, (A) the Plan has been maintained in all material respects in accordance with ERISA, the applicable provisions of the Code and all other applicable law; and (B) the Plan has received a determination letter from the Internal Revenue Service to the effect that it is qualified under section 401(a) of the Code, and Seller is not aware of any facts occurring since the date of that letter that could reasonably be expected to adversely affect the qualified status of that Plan.

                  (iv) Neither Seller nor any ERISA Affiliate maintains any employee welfare benefit plan that provides medical or life insurance following an employee's termination of employment, other than as required by section 4980B of the Code.

         (b) Seller is not a party to any collective bargaining or other labor union contract applicable to persons employed by Seller, and no collective bargaining agreement is being negotiated by Seller. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against Seller pending or, to the knowledge of Seller, threatened that may interfere with the business activities of Seller. Except as set forth on Schedule 4.8(b), as of the date of this Agreement, to the knowledge of Seller, neither Seller nor any of its representatives or employees has committed any unfair labor practice in connection with the operation of the Business, and there is no charge or complaint against Seller by the National Labor Relations Board or any comparable governmental entity pending or threatened in writing.

         (c)      Except as set forth on Schedule 4.8(c), Seller is in

compliance in all material respects with all currently applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices. Except as set forth on Schedule 4.8(c) there are no controversies pending or, to the knowledge of Seller, threatened, between Seller and any of its employees, which controversies have or could reasonably be expected to result in an action, suit, proceeding, claim, arbitration or investigation before any agency, court or tribunal, foreign or domestic, and there are no existing factors or circumstances that could reasonably be expected to result in such an action, suit, proceeding, claim, arbitration or investigation. To the knowledge of Seller no employees of Seller are in violation of any term of any employment contract, patent disclosure agreement, noncompetition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by Seller because of the nature of the business conducted or presently proposed to be conducted by Seller or to the use of trade secrets or proprietary information of others. Except as set forth on Schedule 4.8(c), Seller has not received since October 1, 2002, any written or, to Seller's knowledge, oral notice that any such employee intends to terminate his or her employment with Seller.

         4.9 Contracts. Set forth on Schedule 4.9 is a list of the following written agreements, instruments, guaranties, or commitments to which Seller is a party or by which or to which any of the assets of Seller are bound or subject, in effect on the date hereof (collectively, the "Material Contracts"), true and complete copies of which have been provided or made available to
Buyer:

         (a) distributor, sales, marketing, vendor, advertising, financial advisory, broker-dealer, agency or manufacturer's representative contracts involving more than $20,000;

         (b) continuing contracts for the purchase or provision of materials, supplies, equipment or services involving in the case of any such contract more than $20,000 over the life of the contract;

         (c) contracts that expire, or may be renewed at the option of any Person other than the Seller so as to expire, more than one year after the date of this Agreement and involving more than $20,000 in the aggregate;

         (d) trust indentures, mortgages, promissory notes, loan agreements or other contracts for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with GAAP;

         (e) contracts for capital expenditures in excess of $20,000 in the aggregate;

         (f) contracts currently in effect that were entered into in the ordinary course of business and that involve the payment or receipt of consideration in excess of $50,000;

         (g) contracts for the sale of any assets or properties of Seller or for the grant to any Person any preferential rights to purchase any assets or properties of Seller, other than in the ordinary course of business;

         (h)      contracts establishing joint ventures or partnerships;

         (i) contracts containing any obligations or liabilities of any kind to holders of capital stock of the Seller as such;

         (j) contracts relating to the acquisition by Seller of any operating business or any capital stock of any other Person;

         (k) contracts requiring the payment to any Person of any override or similar commission or fee;

         (l) contracts with any current or former officer, director, employee, consultant, agent, representative or equity owner, including any employment, consulting or deferred compensation agreement and any executive compensation, bonus or incentive plan agreement;

         (m) agreements of guarantee, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other Person; or

         (n) contracts that were not made in the ordinary course of business and that are material to Seller taken as a whole.

                  Seller is not in violation of or in default under (nor has there occurred any event that with the giving of notice or the expiration of any cure period would result in such a violation of or default under) any Material Contract, except for such violations or defaults which would not, individually or in the aggregate, have a Material Adverse Effect. Each Material Contract is in full force and effect and is a legal, valid and binding obligation of Seller and, to the knowledge of Seller, each of the other parties thereto, enforceable in accordance with its terms, in each case, subject to applicable laws of bankruptcy, insolvency or similar laws relating to creditors' rights generally and to general principles of equity (whether applied in a proceeding in law or equity).

         4.10 Litigation. Except as set forth on Schedule 4.10, there is no material suit, claim, action, proceeding or investigation pending or, to the knowledge of Seller, threatened against Seller and, to the knowledge of Seller, after diligent inquiry down to the level of vice president, Seller has not received any written or oral claim that could reasonably be expected to result in such a suit, claim, action, proceeding or investigation. Seller has not received any written or, to the knowledge of Seller, oral notice that could reasonably be expected to result in the denial of insurance coverage under policies issued to Seller in respect of such suits, claims, actions, proceedings and investigations. Seller is not subject to any outstanding material order, writ, injunction or decree.

         4.11 Environmental Matters. Except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) Seller is in substantial compliance with all federal, state, local and foreign statutes, laws, ordinances, regulations, rules, notices, permits, judgments, orders and decrees applicable to it or any of its properties, assets, operations and businesses relating to the protection of the environment ("Environmental Laws"); (ii) all past noncompliance of Seller with Environmental Laws has been resolved without any pending, ongoing or future obligation, cost or liability; and (iii) Seller has not released a Hazardous Waste, Hazardous Material or Hazardous Substance (as defined in any Environmental Law) at, or transported a Hazardous Material to or from, any real property currently leased or occupied by Seller, in violation of any Environmental Law.

         4.12     Intellectual Property.

         (a) As used in this Agreement, "Intellectual Property" shall mean all patents, trademarks, trade names, service marks, trade dress, Internet domain name registrations, copyrights and any renewal rights therefor, trade secrets, know-how, computer software programs or applications in both source and object code form, technical documentation of such software programs, registrations and applications for any of the foregoing that are used in the Business and/or in any product, technology or process (i) currently manufactured, published, marketed, sold or owned by Seller, or (ii) previously or currently under development for possible future manufacturing, publication, marketing or other use by Seller.

         (b) Schedule 4.12(b) contains a true and complete list of all of the following items of Intellectual Property owned by Seller: patents, patent applications, trademark registrations, trademark applications, other material trademarks, trade names, service mark registrations, service mark applications, other material service marks, Internet domain name registrations and copyright registrations and applications.

         (c) To Seller's knowledge, the Intellectual Property consists solely of items and rights which are: (i) owned by Seller; (ii) in the public domain; or (iii) used by Seller pursuant to a valid license (the "Licensed Intellectual Property"), the parties, date, term and subject matter of each such license agreement (each, a "License Agreement") being set forth on Schedule 4.12(c). Seller has all rights in the Intellectual Property necessary to carry out Seller's current activities (and had all rights necessary to carry out its former activities at the time such activities were being conducted), including without limitation, to the extent required to carry out such activities, rights to make, use, reproduce, modify, adopt, create derivative works based on, translate, distribute (directly and indirectly), transmit, display and perform publicly, license, rent and lease and, other than with respect to the Licensed Intellectual Property or Intellectual Property in the public domain, assign and sell, the Intellectual Property.

         (d) To Seller's knowledge, the operation of the Business as currently conducted does not infringe on any copyright, trade secret, trademark, service mark, trade name, trade dress, logo, mask work or patent of any Person. No written or, to the knowledge of Seller, oral claims (i) challenging the validity, effectiveness or, other than with respect to the Licensed Intellectual Property, ownership by Seller of any of the Intellectual Property, or (ii) to the effect that Seller's operation of the Business infringes or will infringe on any intellectual property or other proprietary right of any Person have been asserted or, to the knowledge of Seller, are threatened by any Person, nor are there, to Seller's knowledge, any valid grounds for any bona fide claim of any such kind. To Seller's knowledge, all registered, granted or issued patents, trademarks, Internet domain name registrations and copyrights owned by Seller are enforceable and subsisting. To the knowledge of Seller, there is no unauthorized use, infringement or misappropriation of any of the Intellectual Property by any third-party, employee or former employee.

         (e) All personnel, including employees, agents, consultants and contractors, who have contributed to or participated in the conception and development of the Intellectual Property on behalf of Seller, have executed nondisclosure and proprietary rights assignments agreements, the form of which is set forth on Schedule 4.12(e).

         (f) Seller is not, nor as a result of the execution or delivery of this Agreement, or performance of Seller's obligations hereunder, will Seller be, in violation of any license, sublicense, agreement or instrument to which Seller is a party or otherwise bound, nor will execution or delivery of this Agreement, or performance of Seller's obligations hereunder, cause the diminution, termination or forfeiture of any Intellectual Property, except as will not have, individually or in the aggregate, a Material Adverse Effect.

         (g) Schedule 4.12(g) contains a true and complete list of all of the software programs owned by Seller (the "Software Programs"). Except as set forth on Schedule 4.12(g), and except to the extent that such Software Programs incorporate Licensed Intellectual Property, Seller owns full and unencumbered right and good and marketable title to the Software Programs free and clear of all mortgages, pledges, liens, security interests, conditional sales agreements, encumbrances or charges of any kind, except for Seller's licensing of Software Programs in the ordinary course of business.

         (h) Except for escrow agreements in the ordinary course of business, the source code and system documentation relating to the Software Programs (i) have been disclosed by Seller only to personnel who have a "need to know" the contents thereof in connection with the performance of their duties to Seller and who are bound by an appropriate confidentiality agreement or arrangement, and (ii) have not been disclosed to any third party.

         4.13     Taxes.

         (a) Seller has timely filed all material Tax Returns that it was required to file. All such Tax Returns have been true and complete in all material respects. All Taxes owed by Seller (whether or not shown or required to be shown on any Tax Return) have been paid. No claim has ever been made in writing by an authority in a jurisdiction where Seller does not file Tax Returns that Seller is or may be subject to taxation in such jurisdiction. Seller has withheld and paid all material Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor or stockholder, or other third party, and all Forms W-2 and 1099 required with respect thereto have been properly completed and timely filed in all material respects. There is no material dispute or claim concerning any Tax liability of Seller (A) raised by any authority in writing or (B) of which Seller has knowledge. Seller has not waived any statute of limitations in respect of Taxes nor agreed to any extension of time with respect to a Tax assessment or deficiency. Except as set forth on Schedule 4.13, Seller is not a party to any Tax allocation or sharing agreement pursuant to which Buyer could have any liability following Closing.

         (b)      For purposes of this Section:

                  (i) "Tax" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, windfall profits, custom duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value-added, alternative, or other tax of any kind whatsoever, whether computed on a separate or consolidated, unitary, or combined basis or in any other manner, including any interest, penalty, or addition thereto, whether disputed or not and including any obligation to indemnify or otherwise assume or succeed to the Tax liability of any other Person.

                  (ii) "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         4.14 Insurance. Seller is presently insured, and during each of the past three calendar years has been insured, against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. The policies of fire, theft, liability and other insurance maintained with respect to the assets or businesses of Seller provide adequate coverage against loss.

         4.15 Properties. Seller has good and marketable title, free and clear of all material liens, to all its material properties and assets, whether tangible or intangible, real, personal or mixed, reflected in the September 30 Balance Sheet as being owned by Seller as of the date thereof, other than (i) any properties or assets that have been sold or otherwise disposed of in the ordinary course of business since the Balance Sheet Date, (ii) liens disclosed in the notes to such financial statements, (iii) liens arising in the ordinary course of business after the Balance Sheet Date and (iv) liens disclosed on
Schedule 4.15. All buildings, and all fixtures, equipment and other property and assets that are material to Seller's Business on a consolidated basis, held under leases or sub-leases by Seller are held under valid instruments enforceable in accordance with their respective terms, subject to applicable laws of bankruptcy, insolvency or similar laws relating to creditors' rights generally and to general principles of equity (whether applied in a proceeding in law or equity). Substantially all of Seller's equipment in regular use has been reasonably maintained and is in serviceable condition, reasonable wear and tear excepted.

         4.16 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement based upon arrangements made by or on behalf of Seller.

         4.17 Certain Business Practices. Neither Seller nor, to the knowledge of Seller, any director, officer, agent or employee of Seller (in his or her capacity as such) has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or
(iii) made any other unlawful payment.

         4.18 Business Activity Restriction. There is no non-competition or other similar agreement, commitment, judgment, injunction, order or decree to which Seller is a party or subject to that has or could reasonably be expected to have the effect of prohibiting or impairing the conduct of the Business by Seller as currently conducted. Seller has not entered into any agreement under which Seller is restricted from selling, licensing or otherwise distributing any of its technology or products to, or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market or line of business.

         4.19 Export Control Laws. Seller has conducted its export transactions in accordance with applicable provisions of United States export control laws and regulations, including but not limited to the Export Administration Act and implementing Export Administration Regulations, except for such violations which would not have, individually or in the aggregate, a Material Adverse Effect.

         4.20     Interested Party Transactions. Except as disclosed on
Schedule 4.20, no executive officer, director or equity owner of Seller has engaged in any business dealings with Seller.

         4.21 Accounts Receivable. All accounts receivable of Seller that are reflected on the September 30 Balance Sheet and on the accounting records of Seller as of October 31, 2002, represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. Except as set forth on Schedule 4.21, unless paid prior to the Closing Date, such accounts receivable are, as of October 31, 2002, reasonably current (meaning not more than approximately 60 days past the date of invoicing) and reasonably anticipated to be collectible net of the allowances or reserves shown on the consolidated balance sheet of the Seller reported in the Financial Statements or on the accounting records of Seller as of October 31, 2002. Schedule 4.21 sets forth an aged list of accounts receivable of Seller as of September 30, 2002.

         4.22 Customers and Suppliers. Except as set forth on Schedule 4.22, Seller has received no written, or to the best of Seller's knowledge, oral notice from any customer or supplier of Seller that the relationship of such customer or supplier is not a good commercial working relationship. Except as set forth on Schedule 4.22, no material customer or supplier has cancelled or otherwise terminated, or to Seller's knowledge, threatened to cancel or otherwise terminate, its relationship with Seller since December 31, 2001. Except as set forth in the

Material Contracts, Seller has no agreements or arrangements establishing, creating or relating to any rebate, promotion or other allowance that involves any obligation or liability to any customer that is material or outside the ordinary course of business.

         4.23 Non-Audit Activities. Except as set forth on Schedule 4.23, during its current fiscal year, Seller has not received from KPMG Peat Marwick LLP, or Ernst & Young, LLP any non-audit related services, including but not limited to (a) bookkeeping services; (b) financial information systems design and implementation consulting services; (c) appraisal or valuation services (including fairness opinions); (d) actuarial services; (e) internal audit services; (f) any management or human resource functions; (g) broker-dealer, investment advisor or other investment banking services; (h) legal services;
(i) tax-related services; or (i) other expert services unrelated to the auditing service.

         4.24 Employee Complaints. Except as set forth on Schedule 4.24, since July 29, 2002, Seller has not discharged, demoted, suspended, threatened, harassed or in any other manner discriminated against any employee (i) who had previously submitted to his or her supervisor or anyone else in a position of authority with Seller any written, or to the best of Seller's knowledge, oral complaint, concern or allegation regarding any alleged unlawful or unethical conduct by Seller or its employees relating to accounting, internal accounting controls or auditing matters, or (ii) who has provided information to, or otherwise assisted any investigation by, any law enforcement, regulatory or other governmental authority or a member of the United States Congress. Since July 29, 2002, no employee of Seller (i) has submitted to his or her supervisor or to someone else in a position of authority any written, or to the best of Seller's knowledge, oral complaint, concern or allegation regarding any alleged unlawful or unethical conduct by Seller or its employees relating to accounting, internal accounting controls or auditing matters or (ii) has provided information to, or otherwise assisted any investigation by, any law enforcement, regulatory or other governmental authority or a member of the United States Congress.

         4.25 Disclosure Controls. Seller has adequate internal guidelines, controls and procedures designed to ensure that material information regarding Seller's operations and financial condition is accumulated and communicated to Seller's management, including its principal executive and financial officers.

         4.26 Business Information. The Pipeline Report attached hereto as
Schedule 4.26 represents known active interactions with prospective customers regarding the potential sale of Seller's software and services. This report in no way represents or guarantees that such prospective customers will choose to purchase software or services from Seller or its successors.

         4.27 No Other Representations or Warranties. Except for the representations and warranties contained in this Article IV, and any amendment, supplementation, modification, certification or document made or delivered pursuant to the express provisions of this Agreement, neither Seller nor any other Person makes any express or implied representation or warranty on behalf of Seller, and Seller hereby disclaims any such representation or warranty whether by Seller or any of its officers, directors, employees, agents or representatives or any other Person, with respect to the execution and delivery of this Agreement or the transactions contemplated hereby, notwithstanding the delivery or disclosure to Buyer or any of its officers, directors, employees, agents or representatives or any other Person of any documentation or other information by Seller or any of its officers, directors, employees, agents or representatives or any other Person with respect to any one or more of the foregoing.

                                   ARTICLE V.
                    REPRESENTATIONS AND WARRANTIES OF BUYER

         As of the date of this Agreement, Buyer represents and warrants to Seller the following:

         5.1 Organization; Good Standing. Buyer has been duly organized and is validly existing and in good standing under the laws of Georgia and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted.

         5.2 Articles of Incorporation and Bylaws. The copies of Buyer's articles of incorporation and bylaws attached hereto as Exhibit 5.2 are true, complete and correct copies thereof. Such articles of incorporation and bylaws are in full force and effect. Buyer is not in violation of any of the provisions of its articles of incorporation or bylaws.

         5.3 Authority Relative to This Agreement. Buyer has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Buyer are necessary to authorize this Agreement or to consummate such transactions. This Agreement has been duly executed and delivered by Buyer and, assuming the due authorization, execution and delivery by Seller, constitutes the legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, subject to applicable laws of bankruptcy, insolvency or similar laws relating to creditors' rights generally and to general principles of equity (whether applied in a proceeding in law or equity).

         5.4      No Conflict; Required Filings and Consents.

         (a) The execution and delivery of this Agreement by Buyer does not, and the performance by Buyer and of its obligations hereunder will not, (i) conflict with or violate any provision of the articles of incorporation or bylaws of Buyer, (ii) assuming that all consents, approvals, authorizations and permits described on Schedule 5.4 have been obtained and all filings and notifications described on Schedule 5.4 have been made, conflict with or violate any law applicable to Buyer or (iii) result in any breach of or constitute a default (or an event which with the giving of notice or lapse of time or both could reasonably be expected to become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Buyer pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, which conflict, violation, breach or default would have a material adverse effect on the financial condition, results of operations or prospects of Buyer.

         (b) The execution and delivery of this Agreement by Buyer does not, and the performance by Buyer of its obligations hereunder will not, require any consent, approval, authorization or permit of, or filing by Buyer with or notification by Buyer to, any governmental entity, except as disclosed on
Schedule 5.4.

         5.5 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement based upon arrangements made by or on behalf of Buyer.

         5.6 Sufficient Funds. Buyer has sufficient immediately available funds to pay in full the Purchase Price and any adjustments pursuant to Section 2.5 hereof and will have such immediately available funds on the Closing Date.

                                  ARTICLE VI.
                                   COVENANTS

         6.1      Employees of the Business.

                  6.1.1 Hiring Employees. Prior to the Closing Date, Seller will provide Buyer and its representatives reasonable access to all personnel files for the employees engaged in the Business other than those for which any employee's consent is required by law. Seller will use its best efforts to obtain such consent, but shall in no case be obliged to make any payment, or provide any consideration, to obtain such consent. At the Closing, Buyer will extend offers of employment to the employees of Seller listed on Schedule 6.1.1 attached hereto (the "Hired Employees." Those employees of Seller not listed on Schedule 6.1.1 are the "Retained Employees"). Seller will use its best efforts to cause the Hired Employees (i) to receive notice that their employment with Seller will terminate on the Closing Date and (ii) to accept such employment as offered by Buyer. Buyer shall be entitled to specify the terms of such employment, in its discretion. Seller will release the Hired Employees from any confidentiality, non-solicitation or non-competition agreement to which such Hired Employees and Seller and/or an ERISA Affiliate of Seller are the only parties, to the extent necessary to enable the Hired Employees to perform their services for Buyer.

                  6.1.2 Medical and Dental Payments. Buyer agrees that, within 10 business days of receipt of reasonably satisfactory documentation of such expenses, it will reimburse Seller or its designee for all medical and dental expenses attributable to any of Seller's employees that, as of the Closing, are incurred but not reported, and will reimburse Seller or its designee for a pro rata portion of any stop-loss insurance premium required to be paid by Seller or its designee for the period from the date of this Agreement through the Closing Date, provided that such reimbursement shall in no event exceed that amount of such incurred but not reported expenses set out on Schedule 3.1(b) plus the pro-rata portion of the stop-loss premium described above, and further provided, that no such medical and dental expense amount shall be reimbursed to the extent that Seller or any ERISA Affiliate of Seller is reimbursed for such medical or dental expense through a policy of stop-loss insurance.

                  6.1.3 Severance Pay and Outplacement Services. Buyer agrees that within 10 business days of receipt of reasonably satisfactory documentation of such expenses, Buyer will reimburse Seller or its designee for all reasonable and customary severance payments made by Seller or its designee to any Retained Employees, it being agreed that the severance amounts payable under the employment agreements between Seller and each of Pervinder Johar, Joseph Wagner and Matthew Menner are reasonable and customary and will be reimbursed to the extent these individuals are Retained Employees, and that with respect to the other Retained Employees, payment of one week's pay per year of service plus continuation of medical and dental coverage by payment of the premiums required for continuation coverage under section 4980 of the Code during the severance period (i.e., such period being one week per year of service), with a minimum of two weeks pay and a maximum of six weeks pay per Retained Employee, is reasonable and customary. Buyer also agrees that within 10 business days of receipt of reasonably satisfactory documentation of such expense, Buyer will reimburse Seller or its designee for all reasonable and customary outplacement service costs incurred by or on behalf of any Retained Employee, provided such costs are incurred no later than six months after Closing. However, notwithstanding the foregoing, in no event shall Buyer reimburse Seller or its designee for any liabilities and obligations under Lanigan's Employment Agreement.

                  6.1.4 Accrued Vacation & Sick Pay for Retained Employees. Buyer agrees that within 10 business days of receipt of reasonable satisfactory documentation of such expenses, Buyer will reimburse Seller or its designee for an amount equivalent to the aggregate amount of untaken vacation (valued based upon compensation) of Seller's Retained Employees as of the Closing. However, notwithstanding the foregoing, in no event shall Buyer reimburse Seller or its designee for any liabilities and obligations under Lanigan's Employment Agreement.

                  6.1.5 401(k) Plan. Buyer will cause the Manhattan Associates 401(k) Plan and Trust (the "Buyer's 401(k) Plan") to accept the rollover, by direct or indirect rollover, as selected by each Hired Employee which accepts Buyer's offer of employment (each, a "Transferred Employee"), of that portion of the Transferred Employees' accounts in the Internet Capital Group 401(k) Plan ("Seller's 401(k) Plan") that constitutes an "eligible rollover distribution" as that term is defined by section 402(c)(4) of the Code, provided that at the time a Transferred Employee elects such a rollover that Transferred Employee is employed by Buyer. Any such rollover will be effected in cash and, as applicable, any notes evidencing loans from the Seller's 401(k) Plan to the Transferred Employee electing such rollover. Buyer or Buyer's 401(k) Plan may condition the rollover of any loan note on the Hired Employee's willingness to execute a novation of such note, recognizing Buyer's 401(k) Plan as the obligee under such note. Buyer and Seller will, and will cause the trustees of their respective 401(k) plans to, cooperate with each other with respect to the rollover of the eligible rollover distribution portions of the Transferred Employees' account balances in the Seller's 401(k) Plan to the Buyer's 401(k) Plan.

                  6.1.6 Service Credit. Buyer shall grant the Hired Employees credit under all Employee Benefit Plans (as defined in ERISA ss.3(3)) maintained by Buyer for which the Hired Employees become eligible, for service with Seller (and any other entity to the extent credit has heretofore been granted by the equivalent Seller's plan) to the same extent as such service would be credited had it been performed for Buyer, so that the Hired Employees shall receive credit for service with Seller (and any other entity to the extent credit has heretofore been granted by the Sellers' 401(k) Plan) for purposes of eligibility to participate and vesting under Buyer's Employee Benefit Plans. Further, the Hired Employees shall have their service with Seller credited by Buyer for purposes of vacation benefits, the "Tiffany gifts" length of service awards, and eligibility to receive matching contributions under the Buyer's 401(k) Plan.

                  6.1.7 No Third-Party Beneficiaries. The provisions of this Agreement are for the benefit of Buyer and Seller only, and no employee of Seller or any other Person shall have any rights hereunder. Nothing herein expressed or implied shall confer upon any employee of Seller, any other employee or legal representatives or beneficiaries of any thereof any rights or remedies, including any right to employment or continued employment for any specified period, of any nature or kind whatsoever under or by reason of this Agreement, or shall cause the employment status of any employee to be other than terminable at will.

                  6.1.8 Benefits. Hired Employees shall be treated under all benefit plans and programs of Seller as having terminated their employment with Seller on the Closing Date. This Section 6.1.8 shall not be construed to reduce or eliminate any service credit granted under Section 6.1.6.

                  6.1.9 No Employee Plan Liability. Except as specifically assumed under Section 3.1 or except for those specific payment or reimbursement obligations of Buyer to Seller pursuant to this Section 6.1, Buyer assumes no liabilities for benefits, costs or expenses or otherwise under, or with respect to, any employee benefit plan (as defined in ERISA ss.3(3)) or any other plan, program or arrangement providing remuneration or benefits to employees or their dependents or beneficiaries that Seller or any ERISA Affiliate of Seller sponsors or maintains or to which Seller or any ERISA Affiliate of Seller contributes, or to which Seller or any ERISA Affiliate of Seller has any outstanding, present or future obligations.

         6.2 Consents; Failure to Obtain Consents. Prior to Closing, Seller will, upon request of Buyer, use its reasonable commercial efforts to obtain any consents required in connection with the transactions contemplated that have not been obtained prior to Closing. Nothing in this Agreement shall be construed as an attempt by Seller to assign or transfer to Buyer pursuant to this Agreement any Contract, Permit or Intellectual Property right included in the Purchased Assets (i) which is by its terms or by law nonassignable without the consent of any other party or parties, unless such consent or approval shall have been given, or (ii) as to which all the remedies for the enforcement thereof available to Seller would not by law pass to Buyer as an incident of the assignments provided for by this Agreement (a "Non-Assignable Contract"). In the event any consent to the assignment of a Non-Assignable Contract is required in connection with the transactions contemplated hereby and has not been obtained as of the Closing, then until such consent is obtained, Seller and Buyer shall cooperate in any arrangement reasonably satisfactory to the parties designed to afford Buyer the benefits thereof. Buyer shall perform, or reimburse to Seller the actual reasonable cost of performing, the obligations of Seller under such Non-Assignable Contracts. The parties hereto agree that Seller shall not be deemed to be in breach of this Agreement as a result of its failure to transfer to Buyer at Closing any Non-Assignable Contract not listed on Schedule 7.1(d) and, accordingly, Buyer shall not be excused from its obligation to effect the Closing.

         6.3 Further Assurance. Seller shall execute and deliver to Buyer, at Closing or thereafter, any other instrument which may be requested by Buyer and which is reasonably appropriate to perfect or evidence any of the sales, assignments, assumptions, transfers, conveyances, undertakings or agreements contemplated by this Agreement or to transfer any Purchased Assets identified after Closing. Buyer shall execute and deliver to Seller, at Closing or thereafter, any other instrument which may be requested by Seller and which is reasonably appropriate to perfect or evidence any of the sales, assignments, assumptions, transfers, conveyances, undertakings or agreements contemplated by this Agreement or to assume any Assumed Obligations identified after Closing.

         6.4 Tax Returns. Seller shall duly file or cause to be filed all Tax Returns related to Taxes of any nature with respect to the Business or the Purchased Assets for all periods ending on or prior to the Closing Date and pay all Taxes due with respect to such periods. Buyer shall duly file or cause to be filed all Tax Returns related to Taxes of any nature with respect to the Business or the Purchased Assets for all periods ending after the Closing Date and pay all Taxes due with respect to such periods.

         6.5 Proration. Notwithstanding anything herein to the contrary, any taxes imposed on the Purchased Assets and other expense items such as utilities and similar expenses with respect to the Purchased Assets that relate to a period beginning before the Closing Date and ending after the Closing Date shall be apportioned as of the Closing Date such that Seller shall be liable for (and shall reimburse Buyer to the extent that Buyer shall have paid) that portion of such Taxes and other expense items relating to, or arising in respect to, periods on or prior to the Closing Date and Buyer shall be liable for (and shall reimburse Seller to the extent Seller shall have paid) that portion of such Taxes and other expense items relating to, or arising in respect to, periods after the Closing Date. All amounts to be prorated will be prorated as of the Closing Date and appropriate settlement made within 30 days after such final determination. The parties shall agree upon a closing statement reflecting any such prorations to be made at the Closing and satisfactory mechanisms for final reconciliation of proration of amounts determined after the Closing.

         6.6 Transition Cooperation; Mail Received After Closing. Seller agrees to reasonably cooperate with Buyer to facilitate the transfer of all utilities into Buyer's name, including the transfer of the local telephone number, electrical service, water and sewage. Following the Closing, Buyer may receive and open all mail addressed to Seller which on it face relates to the Business or the Purchased Assets, and, to the extent that such mail and the contents thereof relate to the Business or the Purchased Assets or the Assumed Obligations, deal with the contents thereof at its discretion. Buyer shall promptly notify Seller and provide Seller the originals of any mail that on its face obliges Seller to take any action or indicates that action may be taken against Seller and any mail applicable solely to Seller, the Excluded Assets or the Excluded Obligations.

         6.7 Access to Books and Records. From and after the Closing, each of the parties shall, upon reasonable prior notice, make the books and records of the Business relating to the period prior to the Closing available to the other party for any business purpose consistent with applicable law. The inspecting party may make copies of such books and records at its expense. The parties agree to use commercially reasonable best efforts to maintain the records and files relating to the Business prior to the Closing for a minimum of four years from the Closing Date, except as agreed by the parties. Without limiting the generality of the foregoing, Buyer acknowledges that Seller will require, and Buyer agrees to provide to Seller, access to the books and records of the Business relating to periods prior to the Closing Date to prepare the Tax Returns described in Section 6.4.

         6.8 Confidentiality. Seller will treat and hold as confidential all confidential information concerning the Business ("Confidential Business Information"), and shall refrain from using any of the Confidential Business Information except in connection with this Agreement or as may be required to be disclosed by applicable law or administrative or legal process or pursuant to any securities exchange rules. "Confidential Business Information" shall not include any information which (i) is already generally available to the public or (b) is lawfully disclosed to Seller by a third party who at the time of such disclosure was not bound by any confidentiality agreement. In the event that Seller is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Business Information, Seller will notify Buyer promptly of the request or requirement so that Buyer may seek an appropriate protective order or waive compliance with the provisions of this Section. If, in the absence of a protective order or the receipt of a waiver hereunder, Seller is, on the advice of counsel, compelled to disclose any Confidential Business Information to any tribunal or else stand liable for contempt, Seller may disclose the Confidential Business Information to the tribunal; provided, however, that Seller shall use its commercially reasonable best efforts to obtain, at the reasonable request of Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Business Information required to be disclosed as Buyer shall designate.

         6.9 Public Announcements. Neither Buyer nor Seller shall make any press release or public announcement concerning the existence of this Agreement or the transactions contemplated hereby, except with the consent of the other party hereto or as may be required by applicable law as reasonably advised in writing by outside counsel to the disclosing party; provided, however, that in advance of any such disclosure, the disclosing party shall have given the other party not less than 24 hours advance notice of the proposed disclosure and shall have consulted with such other party about the legal requirement of disclosure and its content.

         6.10 Sales and Transfer Tax Expenses. If the transactions contemplated by this Agreement are not exempt from sales or transfer Taxes, Buyer shall pay such Taxes and any and all recording fees imposed upon the transfer of the Purchased Assets hereunder and the filing of any instruments.

         6.11 Change of Name. At the Closing, Seller shall execute documents to change its corporate name to a name dissimilar (in Buyer's reasonable judgment) to "Logistics.com, Inc." and promptly thereafter shall file any necessary documents to effect such name change. Seller agrees not to use in the future the name "Logistics.com, Inc." or any other name that is, in the Buyer's reasonable judgment substantially similar thereto.

         6.12     Exclusivity.

         (a) For a period beginning on the date hereof and ending on the earlier of the Closing Date or the date of termination of this Agreement (the "Exclusivity Period"), Seller shall not (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of all or substantially all of the Business or the Purchased Assets (including any acquisition structured as a merger or exchange) or (ii) participate in any negotiations or discussions regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person in favor of any such acquisition. Seller will promptly notify Buyer if any Person makes any proposal or offer with respect to any of the foregoing.

         (b) Buyer agrees that, during the Exclusivity Period, neither Buyer nor any of its representatives will solicit, encourage, initiate or participate in any negotiations or discussions with respect to any offer or proposal to acquire all or substantially all of the capital stock or assets of any business or entity that offers products or services substantially similar to those offered by Seller, whether by purchase of assets, exclusive license, joint venture formation, purchase of stock, business combination or otherwise.

         6.13 Conduct of the Business. During the period from the date of this Agreement and continuing until the earlier of the Closing or the termination of this Agreement pursuant to its terms, Seller agrees, except to the extent that Buyer shall otherwise consent in writing (which consent shall not be unreasonably withheld or delayed), to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to use all commercially reasonable efforts consistent with past practices and policies to preserve the Business, not to provide any increased compensation or make any severance payment to any to any executive officer and not to enter into any material contract.

         6.14 Marketing Representative Agreement. Buyer shall promptly negotiate in good faith with ICGC to enter into a Marketing Representative Agreement substantially in the form attached hereto as Exhibit 6.14, with such additional terms and conditions as Buyer and ICGC shall agree, on or before the Closing.

                                  ARTICLE VII.
                    CONDITIONS PRECEDENT; CLOSING DELIVERIES

         7.1      Conditions Precedent of Buyer.

                  The obligations of Buyer to effect the Closing under this Agreement are subject to the satisfaction of each of the following conditions, unless waived by Buyer in writing to the extent permitted by applicable law:

                  (a) Seller shall have performed and complied in all material respects with all covenants under this Agreement to be performed or complied with by it at or prior to the Closing Date, and Seller shall have delivered to Buyer a certificate to that effect.

                  (b) No injunction, judgment, or other order shall have been issued in any legal action or proceeding instituted by a third party against the Purchased Assets, Seller or Buyer arising by reason of the acquisition of the Purchased Assets pursuant to this Agreement, which restrains, prohibits or invalidates the consummation of the transactions contemplated by this Agreement, and Seller shall have delivered to Buyer a certificate to that effect (provided that such certificate shall not include certification regarding legal actions or proceedings against Buyer).

                  (c) Seller shall have procured all of the consents, approvals and waivers of third parties or any regulatory body or authority listed on Schedule 7.1(c)

                  (d) All documents required to be executed or delivered at Closing by Seller pursuant to this Agreement shall have been so executed or delivered.

                  (e) There has occurred no events which, individually or in the aggregate, have had a Material Adverse Effect.

                  (f) Buyer shall have received a certificate executed in the name of and on behalf of Seller by each of the Chief Executive Officer and the Chief Financial Officer of Seller, in their capacity as officers and not in their capacity as individuals, to the effect that the Financial Statements fairly represent in all material respects the financial position of Seller and the results of operations and cash flows as of and for the periods indicated, except that the Financial Statements do not reflect the effect of push down entries related to Internet Capital Group, Inc.'s acquisition of a controlling interest in Seller in August 2001 and any impairment charges related to fixed or intangible assets.

         7.2 Conditions Precedent of Seller. The obligations of Seller to effect the Closing under this Agreement are subject to the satisfaction of each of the following conditions, unless waived by Seller in writing to the extent permitted by applicable law:

                  (a) The representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as though made at and as of that time other than such representations and warranties as are specifically made as of another date, and Buyer shall have delivered to Seller a certificate to that effect.

                  (b) Buyer shall have performed and complied in all material respects with all covenants under this Agreement to be performed or complied with by it at or prior to the Closing Date, and Buyer shall have delivered to Seller a certificate to that effect.

                  (c) No injunction, judgment, or other order shall have been issued in any legal action or proceeding instituted by a third party against the Purchased Assets, Seller or Buyer arising by reason of the acquisition of the Purchased Assets pursuant to this Agreement, which restrains, prohibits or invalidates the consummation of the transactions contemplated by this Agreement, and Buyer shall have delivered to Seller a certificate to that effect (provided that such certificate shall not include certification regarding legal actions or proceedings against Seller).

                  (d) Buyer shall have procured all of the consents, approvals and waivers of third parties or any regulatory body or authority listed on
Schedule 7.2(d).

                  (e) All documents required to be executed or delivered at Closing by Buyer pursuant to this Agreement shall have been so executed or delivered.

         7.3 Deliveries by Seller. At the Closing, Seller will deliver or will cause to be delivered to Buyer:

         (a) A Bill of Sale, Assignment and Assumption Agreement in the form attached as Exhibit 7.3(a) evidencing transfer from Seller to Buyer of the Purchased Assets;

         (b) Good standing certificates, or certificates of existence where applicable, relating to Seller from the State of Delaware and each other jurisdiction in which the Seller is qualified to conduct the Business;

         (c) An Amendment to Terms of Employment executed by Seller and John Lanigan, substantially in the form attached hereto as Exhibit 7.3(c);

         (d)      An executed copy of the Escrow Agreement;

         (e) An opinion of counsel to Seller, substantially in the form attached hereto as Exhibit 7.3(e);

         (f) A Secretary's Certificate of Seller attesting to the incumbency of the officers executing this Agreement, resolutions authorizing the transaction and other certificates and agreements delivered by Seller at Closing; and

         (g)      The executed consents, approvals and waivers described on
Schedule 7.1(c) hereto.

         7.4 Deliveries by Buyer. At the Closing, Buyer will deliver or cause to be delivered to Seller:

         (a) A Bill of Sale, Assignment and Assumption Agreement in the form attached as Exhibit 7.3(a) evidencing assignment from Seller to Buyer of the Assumed Obligations;

         (b) A good standing certificate relating to Buyer from the State of Georgia;

         (c)      An executed copy of the Escrow Agreement;

         (d) A Secretary's Certificate of Buyer attesting to the incumbency of the officers executing this Agreement, resolutions authorizing the transaction and the other certificates and agreements delivered by Buyer at the Closing;

         (e) An opinion of counsel to Buyer substantially in the form attached hereto as Exhibit 7.4(e);

         (f)      The Closing Payment in immediately available funds; and

         (g) Evidence of payment of the principal amount of the Sabre Note pursuant to Section 2.2(b) and the accrued interest on the Sabre Note from September 30, 2002 until the Closing.

                                 ARTICLE VIII.
                           SURVIVAL; INDEMNIFICATION

         8.1 Survival of Representations And Warranties. The representations and warranties of Seller and Buyer contained in Article IV and Article V of this Agreement shall survive the Closing until the date two years after the Closing Date; provided, however, that (i) the representations and warranties contained in Section 4.13 (Taxes) shall survive until 30 calendar days after the expiration of the applicable statute of limitations governing such claims and (ii) the representations and warranties contained in Section 4.12 (Intellectual Property) shall survive until the date three years after the Closing Date. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties, then the relevant representations and warranties shall survive as to such claim, until such claim has been finally resolved.

         8.2      Indemnification.

         (a) Indemnification by Seller. Buyer and its affiliates, officers, directors, employees, agents, successors and assigns (each a "Buyer Indemnified Party") shall be indemnified and held harmless by Seller for any and all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, reasonable attorneys' and consultants' fees and expenses) actually suffered or incurred by them, net of any insurance proceeds and other recoveries and reimbursements from third Persons actually received by them (it being specifically agreed that they are under no obligation to pursue any such insurance proceeds or other recoveries or reimbursements) but excluding punitive damages and consequential damages which are not directly related to the matter giving rise to the predicate liability (hereinafter a "Loss"), arising out of or resulting from (a) the breach of any representation or warranty made by Seller under Article IV hereof (so long as the particular representation or warranty survives the Closing and the Buyer Indemnified Party makes a claim for indemnification prior to expiration of such representation or warranty), (b) fraud or (c) the Excluded Obligations. In addition, for a period of one year from the Closing Date, the Buyer Indemnified Parties shall be indemnified and held harmless by Seller for all Losses arising out of or resulting from the operation of the Business as currently conducted infringing on any copyright, trade secret, trademark, service mark, trade name, trade dress, logo, mask work or patent of any Person. Notwithstanding anything herein to the contrary, Seller shall have no liability to indemnify or hold harmless any Buyer Indemnified Party until the aggregate Losses incurred by Buyer Indemnified Parties exceed $200,000, and then only to the extent such Losses exceed $200,000. Notwithstanding any other provision to the contrary, in no event will Seller's liability for Losses exceed $6,000,000; provided however, such limitation on maximum liability shall not apply in cases of fraud or willful or grossly negligent misrepresentation.

         (b) Indemnification by Buyer. Seller and its affiliates, officers, directors, employees, agents, successors and assigns (each a "Seller Indemnified Party") shall be indemnified and held harmless by Buyer for any and all Losses, arising out of or resulting from (a) the breach of any representation or warranty made by Buyer under Article V hereof (so long as the particular representation or warranty survives the Closing and the Seller Indemnified Party makes a claim for indemnification prior to expiration of such representation or warranty), and (b) the Assumed Obligations. Notwithstanding anything herein to the contrary, Buyer shall have no liability to indemnify or hold harmless any Seller Indemnified Party until the aggregate Losses incurred by Seller Indemnified Parties exceed $200,000, and then only to the extent such Losses exceed $200,000. Notwithstanding any other provision to the contrary, in no event will Buyer's liability for Losses exceed $6,000,000; provided however, such limitation on maximum liability shall not apply in cases of fraud or willful or grossly negligent misrepresentation.

         (c) Indemnification Procedures. A party seeking indemnification pursuant to Section 8.2(a) or (b) (an "Indemnified Party") shall give prompt notice to the other party from whom such indemnification is sought (the "Indemnifying Party") of any matter which an Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement stating the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises. The obligations and liabilities of the Indemnifying Party under this Article VIII with respect to Losses arising from claims of any third party which are subject to the indemnification provided for in this Article VIII ("Third-Party Claims") shall be governed by and contingent upon the following additional terms and conditions: if an Indemnified Party shall receive notice of any Third-Party Claim, the Indemnified Party shall give the Indemnifying Party notice of such Third-Party Claim within 15 days of the receipt by the Indemnified Party of such notice; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this
Article VIII except to the extent the Indemnifying Party is materially prejudiced by such failure. At its option, the Indemnifying Party shall be entitled to assume and control the defense of such Third-Party Claim on behalf of the Indemnified Party at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnified Party within ten days of the receipt of such notice from the Indemnified Party; provided, however, that, if the Indemnified Party shall have been advised in writing by outside counsel that there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate for the same counsel to represent both the Indemnified Party and Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel, in each jurisdiction for which outside counsel advises the Indemnified Party in writing that outside counsel is necessary to avoid a conflict of interest, at the expense of the Indemnifying Party. The assumption of the defense of a Third-Party Claim by the Indemnifying Party shall not be construed as an acknowledgment that the Indemnifying Party is liable to indemnify the Indemnified Party in respect of the Third-Party Claim, nor shall it constitute a waiver by the Indemnifying Party of any defenses it may assert against the Indemnified Party's claim for indemnification. In the event the Indemnifying Party exercises the right to undertake any such defense against any such Third-Party Claim on behalf of the Indemnified Party as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party's expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Indemnifying Party. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third-Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party's expense, all such witnesses, records, materials and information in the Indemnifying Party's possession or under the Indemnifying Party's control relating thereto as is reasonably required by the Indemnified Party. No Third-Party Claim may be settled by the Indemnifying Party without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld. In the event that it is ultimately determined that the Indemnifying Party is not obligated to indemnify, defend or hold the Indemnified Party harmless from and against the Third-Party Claim, the Indemnified Party shall reimburse the Indemnifying

Party for any and all costs and expenses (including, without limitation, reasonable attorneys' fees and costs of suit) incurred by the Indemnifying Party in its defense of the Third-Party Claim.

         (d) Escrow Agreement. Amounts due under Section 8.2(a) shall first be satisfied from the amounts deposited with the Escrow Agent under the Escrow Agreement; provided, however, that depletion of such amounts shall not affect nor limit Seller's indemnification obligations under Section 8.2(a).

         (e) Sole Remedy. The indemnification provided for in this Article VIII, subject to the limitations set forth herein, shall be the sole and exclusive post-Closing remedy for Losses available to any Indemnified Party with respect to the subject matter of this Agreement; provided, however, that this limitation of remedies shall not apply in cases of fraud or willful or grossly negligent misrepresentation.

                                  ARTICLE IX.
                                  TERMINATION

         9.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

                  (a)      by mutual written consent of Buyer and Seller;

                  (b) by Buyer or Seller if the Closing shall not have occurred on or prior to December 31, 2002 (or such later date as the parties may have agreed in writing);

                  (c) by Buyer or Seller if a court of competent jurisdiction or governmental authority shall have issued an order, decree or ruling or taken any other action, in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable; or

                  (d)      by Seller in accordance with Section 2.3(a).

         9.2      Effect of Termination.

         (a) In the event of termination of this Agreement pursuant to Section 9.1, all obligations of the parties hereto under this Agreement shall terminate and there shall be no liability or obligation on the part of Seller or Buyer to any other party hereto, except (i) that the obligations of the parties under
Section 6.9 (Public Announcements), Section 10.4 (Expenses) and Section 10.8 (Governing Law) of this Agreement shall remain in full force and effect, (ii) that such termination shall not relieve any party of any liability for any breach of this Agreement, (iii) as provided in Section 2.3 hereof and (iv) as provided in Section 9.2(b) below.

         (b) In the event that this Agreement is terminated pursuant to Section 9.1(b) (unless Seller shall have intentionally caused the Closing hereunder not to have occurred by December 31, 2002 (or such later date as the parties may have agreed in writing) or unless such Closing shall not have occurred by such date (as it may be extended) solely as a result of an injunction, judgment, or other order having been issued in any legal action or proceeding instituted by a third party against the Purchased Assets, Seller or Buyer arising by reason of the acquisition of the Purchased Assets pursuant to this Agreement, which restrains, prohibits or invalidates the consummation of the transactions contemplated by this Agreement, in which case the date after which either party may terminate this Agreement pursuant to Section 9.1(b) shall be automatically extended for a period of 180 days), Buyer shall promptly, but in no event later than 5 business days after the date of such termination, pay Seller a fee (the "Break-Up Fee") equal to $2,000,000 (less any amounts retained by Seller and applied against the Break-Up Fee in accordance with Section 2.3(b) hereof), payable by wire transfer of same day funds.

                                   ARTICLE X.
                               GENERAL PROVISIONS

         10.1 Limitation on Seller's Representations. Buyer acknowledges and agrees that it has had, or will have prior to the Closing, adequate opportunity to investigate and inspect the condition of the Purchased Assets and Buyer is purchasing the Purchased Assets in their "AS IS, WHERE IS CONDITION WITH ALL FAULTS, INCLUDING BUT NOT LIMITED TO BOTH LATENT AND PATENT DEFECTS" except as otherwise expressly set forth in Article IV of this Agreement. EXCEPT AS EXPRESSLY SET FORTH TO THE CONTRARY IN THIS AGREEMENT, NO WARRANTIES, EXPRESS OR IMPLIED, ARE MADE BY SELLER OR ANY OF ITS AFFILIATES CONCERNING SUCH ITEMS, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. Buyer has investigated and has knowledge of operative or proposed governmental laws and regulations to which the Purchased Assets are or may be subject and Buyer is purchasing the Purchased Assets upon the basis of its review and determination of the applicability and effect of such laws and regulations. Except as otherwise expressly set forth in Article IV of this Agreement (including the disclosure schedules with respect thereto) and except for fraud, Buyer acknowledges that Seller expressly disclaims any representations or warranties of any kind or nature, express or implied, as to the condition (financial or otherwise), value or quality of the products, assets or properties of the Business. Buyer further acknowledges that neither Seller nor any other Person has made any representation or warranty, expressed or implied, as to the accuracy or completeness of any information regarding Seller, the Business, the Purchased Assets or the Assumed Obligations not included in this Agreement, and neither Seller nor any other Person will have or be subject to any liability to Buyer or any other Person resulting from the distribution to Buyer or its representatives (including, without limitation, its counsel, accountants, or advisors), or Buyer's use of, any information not included in Article IV including, without limitation, any offering memorandum, brochure or other publication or any business plan, projections, estimates, or budgets heretofore delivered to or made available to Buyer or its representatives (including, without limitation, its counsel, accountants, or advisors) of future revenues, expenses or expenditures, or future results of operations of the Business, or any other document or information provided to Buyer or its representatives (including, without limitation, its counsel, accountants, or advisors) in connection with the sale of the Business, the Purchased Assets or the Assumed Obligations.

         10.2 Schedules and Exhibits. Matters reflected in the Schedules and Exhibits hereto are not necessarily limited to matters required by this Agreement to be disclosed herein or therein. Such additional matters are provided for informational purposes only.

         10.3 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or facsimile, by registered or certified mail (postage prepaid, return receipt requested) or by a nationally recognized courier service to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.3:

                  if to Buyer:

                  Manhattan Associates, Inc.
                  2300 Windy Ridge Parkway, Suite 700
                  Atlanta, Georgia  30339
                  Attention:  Chief Executive Officer
                  Telecopier:  678-597-7011

                  with copies to:

                  David K. Dabbiere, Esq.
                  Manhattan Associates, Inc.
                  2300 Windy Ridge Parkway, Suite 700
                  Atlanta, Georgia  30339
                  Telecopier:  770-308-0166

                  and

                  Morris, Manning & Martin, L.L.P.
                  1600 Atlanta Financial Center
                  3343 Peachtree Road, N.E.
                  Atlanta, GA 30326
                  Attention: Larry W. Shackelford, Esq.
                  Telecopier:  404-365-9532

                  if to Seller:

                  Logistics.com, Inc.
                  23 Third Avenue
                  Burlington, Massachusetts 01803
                  Attention:  President
                  Telecopier:  781-229-1121
                  with copies to:

                  Internet Capital Group, Inc.
                  435 Devon Park Drive
                  Building 600
                  Wayne, Pennsylvania 19087
                  Attention: Henry N. Nassau, Esq.
                  Telecopier:  610-989-0112
                  and

                  Dechert
                  Bell Atlantic Tower, 40th Floor
                  1717 Arch Street
                  Philadelphia, Pennsylvania 19103
                  Attention:  Christopher G. Karras, Esq.
                  Telecopier:  215-994-2222

         10.4 Expenses. Except as otherwise provided herein, expenses, including the fees of any attorneys, accountants, investment bankers or others engaged by a party, incurred in connection with this Agreement and the transactions contemplated hereby, shall be paid by the party incurring such expenses whether or not the transactions contemplated by this Agreement are consummated.

         10.5 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner to the fullest extent permitted by applicable law.

         10.6 Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party hereto. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective successors and permitted assigns any rights or remedies under or by reason of this Agreement.

         10.7 Incorporation of Exhibits. The Schedules and Exhibits attached hereto and referred to herein are hereby incorporated herein and made a part of this Agreement for all purposes as if fully set forth herein.

         10.8 Governing Law. The validity, interpretation and performance of this Agreement and any dispute connected herewith shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts of laws principles.

         10.9     Waiver of Jury Trial; Arbitration.

         (a) Each party hereto hereby irrevocably waives all right to trial by jury in any proceeding (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or any transaction or agreement contemplated hereby or the actions of any party hereto in the negotiation, administration, performance or enforcement hereof.

         (b) Settlement of disputes arising under this Agreement shall be resolved by arbitration. Arbitration shall be by a single arbitrator experienced in the matters at issue and selected by Buyer and Seller in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "Rules"). The arbitration shall be held in such place in the New York, New York, metropolitan area as may be specified by the arbitrator (or any place upon which Seller, Buyer and the arbitrator may agree), and shall be conducted in accordance with the Rules and (regardless of any other choice of law provision in this Agreement) the United States Arbitration Act (9 U.S.C. ss. 1-16) to the extent not inconsistent with this Agreement. The decision of the arbitrator shall be in writing and final and binding as to any matters submitted under this Section; and, if necessary, any decision may be entered in any court of record having jurisdiction over the subject matter or over the party against whom the judgment is being enforced. The determination of which party (or combination of them) shall bear the costs and expenses of such arbitration proceeding shall be determined by the arbitrator. The arbitrator shall have the discretionary authority to award that all or a part of the reasonable attorneys' fees of one party in connection with the arbitration shall be reimbursed by another party.

         10.10 Headings; Interpretation. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement

         10.11 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         10.12 Entire Agreement. This Agreement (including the Exhibits and Schedules) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties with respect thereto.

         10.13 No Third-Party Beneficiaries. No Person not a party to this Agreement shall have rights under this Agreement as a third-party beneficiary or otherwise.

         10.14 Amendments and Waivers. This Agreement may be amended by Buyer and Seller by an instrument in writing signed on behalf of Buyer and Seller. Any term or provision of this Agreement may be waived in writing at any time by the party that is entitled to the benefits thereof.

         10.15 No Rule of Construction. All of the parties hereto have been represented by counsel in the negotiations and preparation of this Agreement; therefore, this Agreement will be deemed to be drafted by each of the parties hereto, and no rule of construction will be invoked respecting the authorship of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal on the date first above written.


                                    MANHATTAN ASSOCIATES, INC.

                                    By: /s/ Edward K. Quibell
                                       ----------------------------------------

                                    Name: Edward K. Quibell
                                         --------------------------------------

                                    Title: Senior Vice President and
                                           Chief Financial Officer
                                          -------------------------------------

                                     [SEAL]


                                    LOGISTICS.COM, INC.

                                    By: /s/ John P. Lanigan, Jr.
                                       ----------------------------------------

                                    Name: John P. Lanigan, Jr.
                                         --------------------------------------

                                    Title: President and Chief Executive
                                           Officer
                                          -------------------------------------

                                     [SEAL]

                                                                 EXHIBIT 2.2(C)


                                ESCROW AGREEMENT

         ESCROW AGREEMENT, dated as of December 31, 2002 (the "Agreement"), by and among Manhattan Associates, Inc., a Georgia corporation ("Buyer"), Logistics.com, Inc., a Delaware corporation ("Seller"), and J.P. Morgan Trust Company, National Association, as escrow agent ("Escrow Agent").

                                  WITNESSETH:

         WHEREAS, Buyer and Seller are parties to that certain Asset Purchase Agreement, dated as of December 13, 2002 (the "Purchase Agreement"), pursuant to which Seller has agreed to sell, and Buyer has agreed to purchase, substantially all of the assets of Seller (the "Asset Purchase"); and

         WHEREAS, it is contemplated under the Purchase Agreement that, at the Closing (as defined in the Purchase Agreement), Buyer will deposit or cause to be deposited into escrow with Escrow Agent $1,500,000 in cash (the "Escrow Amount"), which amount is to be held and disbursed by Escrow Agent in accordance with the provisions of this Agreement; and

         WHEREAS, Escrow Agent is willing to act as Escrow Agent hereunder.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements contained herein and intending to be legally bound hereby, the parties hereby agree as follows:

         1. Interpretation and Definitions. Seller and Buyer are executing and delivering this Agreement pursuant to the Purchase Agreement and this Agreement is the Escrow Agreement referred to therein. The provisions of this Agreement shall not in any event be construed so as to enlarge or diminish the rights of Seller or Buyer under the Purchase Agreement. Each term which is defined in the Purchase Agreement and which is used but not defined herein shall have the meaning ascribed to such term in the Purchase Agreement.

         2. Appointment of Escrow Agent. Buyer and Seller hereby appoint Escrow Agent to serve as, and Escrow Agent hereby agrees to act as, escrow agent upon the terms and subject to the conditions of this Agreement.

         3. Establishment of the Escrow Fund. Pursuant to Section 2.2(c) of the Purchase Agreement, Buyer has delivered via wire transfer to Escrow Agent on the date hereof the Escrow Amount and Escrow Agent shall hold the Escrow Amount and all interest and other amounts earned thereon (the "Escrow Fund") in escrow pursuant to the terms and conditions of this Agreement. By its execution and delivery of this Agreement, Escrow Agent hereby acknowledges receipt of the Escrow Amount. Buyer and Seller each confirms to Escrow Agent and to each other that the Escrow Fund is free and clear of all encumbrances, except as may be created by this Agreement.

         4. Purpose of the Escrow Fund. The Escrow Amount will be deposited with Escrow Agent and will be held by Escrow Agent to secure the obligations of Seller to make payments to

Buyer with respect to the indemnification obligations of Seller contained in
Article VIII of the Purchase Agreement.

         5.       Indemnification Payments from the Escrow Fund.

         (a) In the event that it is determined, at any time or from time to time prior to the Expiration Date (as defined in Section 6 below), that Buyer (or another Buyer Indemnified Party) has incurred a Loss and is entitled to indemnification therefor from Seller under Article VIII of the Purchase Agreement, Buyer may request in writing that Escrow Agent make a distribution to Buyer out of the Escrow Fund (a "Request for Distribution"). Each Request for Distribution shall (i) set forth the amount of Loss incurred by a Buyer Indemnified Party for which such distribution is being requested, (ii) set forth a detailed description of the facts which gave rise to such Loss and
(iii) be accompanied by a notarized certificate signed by an officer of Buyer to the effect that the Buyer Indemnified Party is entitled to said distribution pursuant to the provisions of Article VIII of the Purchase Agreement. No Request for Distribution may be delivered by Buyer after 5:00 p.m. New York City time on the Expiration Date. A copy of each Request for Distribution and accompanying certificate shall be sent to Seller by Buyer concurrently with Buyer's delivery of a Request for Distribution to Escrow Agent. In addition, promptly upon receipt of a Request for Distribution, Escrow Agent shall forward a copy thereof and a copy of the accompanying certificate to Seller. In the event that Escrow Agent does not receive written notice (a copy of which shall be forwarded to Buyer) from Seller within 20 business days after the date notice is deemed given by the Escrow Agent to Seller stating that Seller disputes in good faith the Buyer Indemnified Party's entitlement to all or a part of the distribution requested by Buyer, Escrow Agent shall promptly pay said amount (or the amount not disputed) to Buyer, from the Escrow Fund by wire transfer in immediately available funds to an account designated in writing by Buyer. In the event that Escrow Agent does receive written notice (with a copy sent to Buyer) from Seller within such 20 business day period stating that Seller disputes in good faith the Buyer Indemnified Party's entitlement to all or any part of the distribution requested by Buyer, Escrow Agent shall continue to hold the disputed amount, as part of the Escrow Fund, pending receipt of (i) written instructions signed by both Seller and Buyer or (ii) the final, binding and non-appealable decision of an arbitrator pursuant to Section 10.9(b) of the Purchase Agreement (an "Arbitration Order"). Escrow Agent may rely upon any such Arbitration Order.

         (b) On one or more occasions on or prior to the Expiration Date, Buyer may send to Escrow Agent (concurrently with Buyer's delivery to Seller of notice of an indemnification claim pursuant to the Purchase Agreement) a notice in writing (a "Notice of Claim") stating that Buyer (or another Buyer Indemnified Party) has received notice of a third party claim for which such Buyer Indemnified Party is entitled to assert a claim for indemnification pursuant to Article VIII of the Purchase Agreement and as to which claim Buyer reasonably believes it will be entitled to deliver a Request for Distribution within a reasonably foreseeable period of time. Each Notice of Claim shall (i) set forth the amount of the reasonably anticipated Loss which may be incurred by a Buyer Indemnified Party and which Buyer estimates will be set forth in such Request for Distribution, (ii) set forth a detailed description of the facts which give rise to such reasonably anticipated Loss and (iii) be accompanied by a notarized certificate signed by an officer of Buyer to the effect that Buyer reasonably believes that a Buyer Indemnified Party will become entitled to a distribution out of the Escrow Fund of a specified amount of Loss pursuant to the provisions of Article VIII of the Purchase Agreement within a reasonably foreseeable period of time. No Notice of Claim may be delivered by Buyer after 5:00 p.m. New York City time on the Expiration Date. A copy of each Notice of Claim and accompanying certificate shall be sent to Seller by Buyer concurrently with Buyer's delivery of a Notice of Claim to Escrow Agent. In addition, promptly upon receipt of such Notice of Claim, Escrow Agent shall forward a copy thereof and a copy of the accompanying certificate to Seller. In the event that Escrow Agent does not receive written notice (a copy of which shall be forwarded to Buyer) from Seller within 20 business days after the date notice is deemed given by the Escrow Agent to Seller stating that Seller disputes in good faith Buyer's Notice of Claim, and stating in reasonable detail the reasons therefor, Escrow Agent shall deem as final the amount specified in such Notice of Claim (or the amount specified in such Notice of Claim that is not disputed) and shall continue to hold such amount as part of the Escrow Fund pending receipt of a Request for Distribution; provided, however, Seller's failure to deliver a written notice of objection to a Notice of Claim shall not prevent Seller from delivering a written notice of objection to a Request for Distribution with respect to the same Loss to which a Notice of Claim related. In the event Escrow Agent does receive written notice (with a copy to Buyer) from Seller within such 20 business day period stating that Seller disputes in good faith Buyer's Notice of Claim, and stating in reasonable detail the reasons therefor, Escrow Agent shall treat any disputed amounts as subject to a Notice of Claim pending receipt of (i) written instructions signed by both Seller and Buyer or (ii) an Arbitration Order.

         6. Distributions to Seller from the Escrow Fund. On the date twelve months after the date of this Agreement (the "Expiration Date"), Escrow Agent shall release and distribute to Seller the amount, if any, by which the balance of the Escrow Fund exceeds the sum of (i) the amount of all Requests for Distribution theretofore made by Buyer pursuant to Section 5(a) of this Agreement (other than such amounts that have been paid out of the Escrow Fund or otherwise disposed of pursuant to Section 5(a) of this Agreement) plus (ii) the amount of all Notices of Claim theretofore made by Purchaser pursuant to
Section 5(b) of this Agreement (other than such amounts that have been converted into a Request for Distribution or otherwise disposed of pursuant to
Section 5(b) of this Agreement). Any part of the Escrow Fund held by Escrow Agent after the Expiration Date shall continue to be held by Escrow Agent and shall be distributed by Escrow Agent in accordance with the provisions of this Agreement. Upon distribution of all of the Escrow Fund pursuant to this Section 6, this Agreement shall terminate and Escrow Agent shall be discharged from all obligations under this Agreement and shall have no further duties or responsibilities in connection herewith.

         7. Liquidation of the Escrow Fund; Wire Transfers. Whenever Escrow Agent shall be required to make payment from the Escrow Fund, Escrow Agent shall pay such amounts by liquidating the investments of the Escrow Fund to the extent necessary to pay such amounts in full in cash. Whenever Escrow Agent shall be required to make a wire transfer to a party hereto, Escrow Agent shall utilize the appropriate wire instructions set forth on Schedule A or such other instructions for such party delivered in a notice pursuant to Section 13 hereof.

         8. Investment of Escrow Fund. Upon receipt of the Escrow Amount, Escrow Agent shall initially invest the Escrow Fund in Permitted Investments having maturities of 60 days. Thereafter, Escrow Agent shall invest and reinvest moneys on deposit in the Escrow Fund in accordance with the specific joint written instructions received from Buyer and Seller. In the event moneys on deposit in the Escrow Fund become available for reinvestment and joint written instructions regarding reinvestment are not received by the Escrow Agent, the Escrow Agent shall reinvest such moneys in the manner provided in the most recent joint written instructions, or if none have been received, in Permitted Investments. "Permitted Investments" means (i) U.S. government securities such as certificates of indebtedness, notes and bonds and issues of agencies and instrumentalities thereof; (ii) any money market fund substantially all of which is invested in direct obligations of the United States of America or obligations the principal and interest on which are unconditionally guaranteed by the United States of America, including any such money market fund managed by the Escrow Agent or any of its affiliates; and
(iii) insured interest bearing depository accounts.

         9. Reporting by Escrow Agent. Escrow Agent shall furnish to Seller and Buyer monthly itemized summaries of the Escrow Fund, including all transactions made with respect thereto during such month.

         10. Assignment of Rights to the Escrow Fund; Assignment of Obligations; Successors. This Agreement may not be assigned by operation of law or otherwise without the express written consent of the other parties hereto (which consent may be granted or withheld in the sole discretion of such other parties); provided, however, that (i) Buyer may assign, for collateral security, its rights hereunder to one or more lenders providing financing to Buyer in connection with the Asset Purchase and (ii) Buyer may assign this Agreement to any Person who purchases or acquires by merger, the assets and business as a going concern of Buyer. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns.

         11.      Escrow Agent.

         (a) Except as expressly contemplated by this Agreement or by joint written instructions from Buyer and Seller, Escrow Agent shall not sell, transfer or otherwise dispose of in any manner all or any portion of the Escrow Fund, except pursuant to an Arbitration Order.

         (b) The duties and obligations of Escrow Agent shall be determined solely by this Agreement, and Escrow Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement.

         (c) In the performance of its duties hereunder, Escrow Agent shall be entitled to rely upon any document, instrument or signature believed by it in good faith to be genuine and signed by any party hereto or an authorized officer or agent thereof, and shall not be required to investigate the truth or accuracy of any statement contained in any such document or instrument including without limitation the office or agency claimed by such signatory. Escrow Agent may assume that any Person purporting to give any notice in accordance with the provisions of this Agreement has been duly authorized to do so.

         (d) At any time Escrow Agent may request in writing an instruction in writing from Seller and Buyer, and may at its own option include in such request the course of action it proposes to take and the date on which it proposes to act, regarding any matter arising in connection with its duties and obligations hereunder. Escrow Agent shall not be liable for acting without the consent of Seller and Buyer in accordance with such a proposal on or after the date specified therein, provided that the specified date shall be at least five business days after Seller and Buyer receive Escrow Agent's request for instructions and its proposed course of action, and provided further that, prior to so acting, Escrow Agent has not received the written instructions requested.

         (e) Escrow Agent shall not be liable for any loss that is the result of any error of judgment, or any action taken, suffered or omitted to be taken, hereunder unless, and to the extent that, a court of competent jurisdiction determines the Escrow Agent's gross negligence, bad faith or willful misconduct was the primary cause of such loss to or suffered by Buyer or Seller. Escrow Agent may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

         (f) As compensation for its services to be rendered under this Agreement, Escrow Agent shall be entitled to receive fees in the amount and payable at the times specified in Schedule B to this Agreement and shall be reimbursed upon request for all expenses, disbursements and advances, including reasonable fees and expenses of outside counsel, if any, incurred or made by it in connection with the preparation of this Agreement and the carrying out of its duties under this Agreement. Buyer and Seller shall be jointly and severally responsible for all amounts to be paid to Escrow Agent pursuant to this subparagraph (f), but as between themselves agree to share such costs equally.

         (g) Buyer and Seller, jointly and severally, shall reimburse and indemnify Escrow Agent for, and hold it harmless against, any loss, liability or expense, including, without limitation, reasonable attorneys' fees and expenses, incurred without gross negligence, bad faith or willful misconduct on the part of Escrow Agent arising out of, or in connection with the acceptance of, or the performance of, its duties and obligations under this Agreement. Specifically and without limiting the foregoing, Escrow Agent shall in no event have any liability in connection with its investment, reinvestment or liquidation, in good faith and in accordance with the terms hereof, of any part of the Escrow Fund held by it hereunder, including without limitation any liability for any delay not resulting from gross negligence, bad faith or willful misconduct in such investment, reinvestment or liquidation, or for any loss of income incident to any such delay. In no event shall Escrow Agent be liable (i) for acting in accordance with joint instructions from Seller and Buyer, (ii) for special or consequential damages, or (iii) for any amount in excess of the value of the Escrow Fund.

         (h) In the event of any ambiguity in the provisions of this Agreement or any dispute between or conflicting claims by or among the undersigned and/or any other person or entity with respect to the Escrow Fund, Escrow Agent shall be entitled, at its sole option, to refuse to comply with any and all claims, demands or instructions with respect to such property or funds so long as such dispute or conflict shall continue, and Escrow Agent shall not be or become liable in any way to the undersigned for its failure or refusal to comply with such conflicting claims, demands or instructions. Escrow Agent shall be entitled to refuse to act until, at its sole option, either (i) such conflicting or adverse claims or demands shall have been finally determined by an Arbitration Order or settled by agreement between the conflicting parties as evidenced in a writing satisfactory to Escrow Agent or (ii) Escrow Agent shall have received security or an indemnity satisfactory to Escrow Agent sufficient to save Escrow Agent harmless from and against any and all loss, liability or expense which Escrow Agent may incur by reason of its acting. Escrow Agent may in addition elect in its sole option to tender into the registry of custody of any court of competent jurisdiction or arbitration tribunal all the Escrow Funds in its hands under this Agreement. Any such legal action may be brought in any court of competent jurisdiction. Upon filing of such legal action or arbitration, the Escrow Agent shall be entitled to reasonable attorneys' fees and expenses associated with such legal proceedings or arbitration.

         (i) No provision of this Agreement shall require Escrow Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.

         (j) The provisions of Sections 11(f) and 11(g) shall survive termination of this Agreement and/or the resignation or removal of Escrow Agent.

         (k) Escrow Agent may at any time resign by giving 20 business days' prior written notice of resignation to Seller and Buyer. Seller and Buyer may at any time jointly remove Escrow Agent by giving 10 business days' written notice signed by each of them to Escrow Agent. If Escrow Agent shall resign or be removed, a successor Escrow Agent, which shall be a bank or trust company having assets in excess of $1 billion, and which shall be reasonably acceptable to Seller and Buyer, shall be appointed by Seller and Buyer by written instrument jointly executed by Seller and Buyer and delivered to Escrow Agent and to such successor Escrow Agent and, thereupon, the resignation or removal of the predecessor Escrow Agent shall become effective and such successor Escrow Agent, without any further act, deed or conveyance, shall become vested with all right, title and interest to all cash and property held hereunder of such predecessor Escrow Agent, and such predecessor Escrow Agent shall, on the written request of Seller, Buyer or the successor Escrow Agent, and upon the payment of all amounts owed to such predecessor Escrow Agent hereunder execute and deliver to such successor Escrow Agent all the right, title and interest hereunder in and to the Escrow Fund of such predecessor Escrow Agent and all other rights hereunder of such predecessor Escrow Agent. If no successor Escrow Agent shall have been appointed within 20 business days of a notice of resignation by Escrow Agent, Escrow Agent's sole responsibility shall thereafter be in its sole discretion to (i) hold the Escrow Fund until the earlier of its receipt of designation of a successor Escrow Agent or a joint written instruction by Seller and Buyer or (ii) apply to a court of competent jurisdiction for appointment of a successor Escrow Agent.

         12. Termination. This Escrow Agreement shall terminate on the date on which there are no funds remaining in the Escrow Fund.

         13. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or facsimile, by registered or certified mail (postage prepaid, return receipt requested) or by a nationally recognized courier service to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 13):


                  if to Buyer:

                  Manhattan Associates, Inc.
                  2300 Windy Ridge Parkway, Suite 700
                  Atlanta, Georgia  30039
                  Attention:  Chief Executive Officer
                  Telecopier:  678-597-7011

                  with copies to:

                  David K. Dabbiere, Esq.
                  Manhattan Associates, Inc.
                  2300 Windy Ridge Parkway, Suite 700
                  Atlanta, Georgia  30339
                  Telecopier:  770-308-0166

                  and

                  Morris, Manning & Martin, L.L.P.
                  1600 Atlanta Financial Center
                  3343 Peachtree Road, N.E.
                  Atlanta, GA 30326
                  Attention: Larry W. Shackelford, Esq.
                  Telecopier:  (404) 365-9532

                  if to Seller:

                  Logistics.com, Inc.
                  23 Third Avenue
                  Burlington, Massachusetts  01803
                  Attention:
                  Telecopier:

                  with copies to:

                  Internet Capital Group, Inc.
                  435 Devon Park Drive

                  Building 600
                  Wayne, Pennsylvania  19087
                  Attention:  Henry N. Nassau, Esq.

                  and

                  Dechert
                  Bell Atlantic Tower, 40th Floor
                  1717 Arch Street
                  Philadelphia, Pennsylvania 19103
                  Attention:  Christopher G. Karras, Esq.
                  Telecopier:  215.994.2222

                  if to Escrow Agent:

                  J.P. Morgan Trust Company, N.A.
                  One Oxford Center
                  Suite 1100
                  301 Grant Street
                  Pittsburgh, Pennsylvania  15219
                  Attention:  JoAnne Osborn
                  Telecopier:  412.291.2070

         14. Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws (whether of New York or any other jurisdiction).

         15. Amendments. This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, Seller, Buyer and Escrow Agent.

         16. Waiver. Any party hereto may (i) extend the time for the performance of any obligation or other act of any other party hereto or (ii) waive compliance by any other party with any agreement or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

         17. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

         18. Entire Agreement. This Agreement (and, solely with respect to Buyer and Seller, the Purchase Agreement) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among Buyer, Seller, and Escrow Agent with respect to the subject matter hereof.

         19. No Third Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         20. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         21. Counterparts. This Agreement may be executed in one or more counterparts, and by different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which when taken together shall constitute one and the same agreement.


                         [SIGNATURES ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties have executed or caused this Escrow Agreement to be executed by duly authorized officers as of the day and year first written above.


                                    MANHATTAN ASSOCIATES, INC.

                                    By: /s/ Edward K. Quibell
                                       ----------------------------------------
                                    Name: Edward K. Quibell
                                    Title: Senior Vice President and
                                           Chief Financial Officer


                                    LOGISTICS.COM, INC.

                                    By: /s/ John P. Lanigan, Jr.
                                       ----------------------------------------
                                    Name: John P. Lanigan, Jr.
                                    Title: President and Chief Executive
                                           Officer


                                    J.P. MORGAN TRUST COMPANY, N.A.


                                    By: /s/ Jo Anne Osborne
                                       ----------------------------------------
                                    Name: Jo Anne Osborne
                                    Title: Assistant Vice President

                                                                 EXHIBIT 7.3(A)


                                    FORM OF

               BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT


                  This Bill of Sale, Assignment and Assumption Agreement (this "Agreement") is made as of December 31, 2002 by and among Manhattan Associates, Inc., a Georgia corporation ("Buyer"), and Logistics.com, Inc., a Delaware corporation ("Seller").

                  WHEREAS, Seller and Buyer have entered into that certain Asset Purchase Agreement dated as of December 13, 2002 (the "Purchase Agreement").

                  NOW, THEREFORE, the parties do hereby agree as follows:

         1. Sale and Transfer of Purchased Assets. For good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, and as contemplated by Section 2.1.1 of the Purchase Agreement, Seller hereby absolutely and irrevocably sells, transfers, conveys, assigns, grants, confirms and delivers to Buyer, its successors and assigns, effective as of the Closing Date, all of Seller's right, title and interest in and to all the Purchased Assets, to have and to hold all said rights, title and interest hereby assigned, transferred and conveyed unto Buyer, its successors and assigns, forever.

         2. Assumption of Obligations. For good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, and as contemplated by Section 3.1 of the Purchase Agreement, Buyer hereby assumes and shall be responsible for the Assumed Obligations.

         3. Power of Attorney. Seller hereby constitutes and appoints Buyer, its successors and assigns, the true and lawful attorney of Seller, with full power of substitution for Seller and in its name and stead or otherwise, by and on behalf and for the benefit of Buyer, its successors and assigns, to demand and receive from time to time any and all of the Purchased Assets, and to give receipts and releases for and in respect of the same and any part thereof, provided, however, that such power of attorney shall not be exercisable by Buyer unless Seller is no longer able to perform directly the action sought to be performed by Buyer. Seller hereby declares that the appointment made and the powers hereby granted are coupled with an interest, and are and shall be irrevocable by Seller in any manner or for any reason.

         4. Further Actions. Seller and Buyer covenant and agree to execute and deliver after the date hereof any other instrument which may be requested by Buyer and which is reasonably appropriate to perfect or evidence the sale, transfer, conveyance, assignment and delivery of the Purchased Assets hereby made, to take all steps reasonably necessary to establish the record of Buyer's title to the Purchased Assets and to take such other action as Buyer may reasonably request to more effectively transfer and assign to and vest in Buyer each of the Purchased Assets.

         5. Terms of the Purchase Agreement. The terms of the Purchase Agreement are incorporated herein by this reference. In the event of any conflict or inconsistency between the terms of the Purchase Agreement and the terms hereof, the terms of the Purchase Agreement shall govern.

         6. Defined Terms. Capitalized terms used herein but not defined shall have the respective meanings assigned to such terms in the Purchase Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.


                                    MANHATTAN ASSOCIATES, INC.

                                    By: /s/ Edward K. Quibell
                                       ----------------------------------------
                                    Name: Edward K. Quibell
                                    Title: Senior Vice President and
                                           Chief Financial Officer

                                    [Seal]


                                    LOGISTICS.COM, INC.

                                    By: /s/ John P. Lanigan, Jr.
                                       ----------------------------------------
                                    Name: John P. Lanigan, Jr.
                                    Title: President and Chief Executive
                                           Officer

                                    [Seal]


                                      -2-